Execution Version

CREDIT AGREEMENT
dated as of
March 31, 2022
by and among
SEAJACKS INTERNATIONAL LIMITED,
as Borrower,
ENETI INC.,
as Parent Guarantor,
The SUBSIDIARY GUARANTORS Party Hereto,
The LENDERS Party Hereto,
The ISSUING BANKS Party Hereto,
DNB BANK ASA, NEW YORK BRANCH,
as Administrative Agent and Security Trustee
and
DNB BANK ASA, NEW YORK BRANCH,
as Green Advisor
*    *    *    *    *
DNB MARKETS, INC., SOCIÉTÉ GÉNÉRALE, CITIBANK N.A., LONDON BRANCH and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Mandated Lead Arrangers
DNB MARKETS, INC., SOCIÉTÉ GÉNÉRALE, CITIBANK N.A., LONDON BRANCH and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Bookrunners
DNB MARKETS, INC.,
as Coordinator

US$175,000,000 SENIOR SECURED GREEN TERM LOAN FACILITY,
REVOLVING FACILITY AND L/C FACILITY

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TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS
SECTION 1.01    Defined Terms    1
SECTION 1.02    Terms Generally    43
SECTION 1.03    Accounting Terms; Changes in GAAP    43
SECTION 1.04    Rates    44
SECTION 1.05    Reserved    44
SECTION 1.06    Letter of Credit Amounts    44
SECTION 1.07    Exchange Rates; Currency Equivalents    44
ARTICLE II
COMMITMENTS AND CREDIT EXTENSIONS
SECTION 2.01    Commitments    45
SECTION 2.02    Loans and Borrowings    45
SECTION 2.03    Borrowing Requests    46
SECTION 2.04    Reserved    47
SECTION 2.05    Letters of Credit    47
SECTION 2.06    Funding of Borrowings    54
SECTION 2.07    Interest Elections    54
SECTION 2.08    Prepayments    55
SECTION 2.09    Termination or Reduction of Commitments    58
SECTION 2.10    Repayment of Loans    59
SECTION 2.11    Interest    59
SECTION 2.12    Fees    60
SECTION 2.13    Evidence of Debt    61
SECTION 2.14    Payments Generally; Several Obligations of Lenders    61
SECTION 2.15    Sharing of Payments    62
SECTION 2.16    Compensation for Losses    63
SECTION 2.17    Increased Costs    64
SECTION 2.18    Taxes    65
SECTION 2.19    Inability to Determine Rates    69
SECTION 2.20    Illegality    70
SECTION 2.21    Mitigation Obligations; Replacement of Lenders    71
SECTION 2.22    Cash Collateral    72
SECTION 2.23    Defaulting Lenders    73
SECTION 2.24    Benchmark Replacement Setting    75
ARTICLE III

REPRESENTATIONS AND WARRANTIES
SECTION 3.01    Existence, Qualification and Power    77
SECTION 3.02    Authorization; No Contravention    77
SECTION 3.03    Governmental Authorization; Other Consents    77
SECTION 3.04    Execution and Delivery; Binding Effect    77
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SECTION 3.05    Financial Statements; No Material Adverse Effect    77
SECTION 3.06    Litigation    78
SECTION 3.07    No Material Adverse Effect; No Default    78
SECTION 3.08    Property    78
SECTION 3.09    Taxes    78
SECTION 3.10    Disclosure    78
SECTION 3.11    Compliance with Laws    79
SECTION 3.12    ERISA Compliance    79
SECTION 3.13    Environmental Matters    80
SECTION 3.14    Margin Regulations    81
SECTION 3.15    Investment Company Act    81
SECTION 3.16    Sanctions; Anti-Corruption    81
SECTION 3.17    Solvency    81
SECTION 3.18    Pari Passu Ranking    81
SECTION 3.19    Equity Interests    82
SECTION 3.20    Liens    82
SECTION 3.21    Indebtedness    82
SECTION 3.22    Chief Executive Offices    82
SECTION 3.23    No Proceedings to Dissolve    82
SECTION 3.24    Vessels    82
SECTION 3.25    DAC 6    82
SECTION 3.26    Repetition    83
ARTICLE IV

CONDITIONS
SECTION 4.01    Closing Date    83
SECTION 4.02    Conditions to All Credit Extensions    87
ARTICLE V

AFFIRMATIVE COVENANTS
SECTION 5.01    Financial Statements    88
SECTION 5.02    Green Loan Reporting; Valuations; Other Information    89
SECTION 5.03    Notices    91
SECTION 5.04    Preservation of Existence, Etc.    91
SECTION 5.05    Maintenance of Properties    92
SECTION 5.06    Maintenance of Insurance    92
SECTION 5.07    Payment of Obligations    92
SECTION 5.08    Compliance with Laws    92
SECTION 5.09    Environmental Matters    92
SECTION 5.10    Books and Records    92
SECTION 5.11    Inspection Rights    93
SECTION 5.12    Use of Proceeds    93
SECTION 5.13    Sanctions; Anti-Corruption Laws    93
SECTION 5.14    Collateral Maintenance Test    94
SECTION 5.15    Vessel Covenants    94
SECTION 5.16    Most Favored Nation    98
SECTION 5.17    Ownership    99
SECTION 5.18    Additional Guarantors    99
SECTION 5.19    Pensions Act    99
SECTION 5.20    Post-Closing Condition    99

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ARTICLE VI NEGATIVE COVENANTS
SECTION 6.01    Indebtedness    99
SECTION 6.02    Liens    100
SECTION 6.03    Fundamental Changes    100
SECTION 6.04    Dispositions    100
SECTION 6.05    Investments    101
SECTION 6.06    Transactions with Affiliates    101
SECTION 6.07    Reserved    101
SECTION 6.08    Dividends and Distributions    101
SECTION 6.09    Equity Interests    101
SECTION 6.10    Change of Business    101
SECTION 6.11    Restriction on Use of Proceeds    101
SECTION 6.12    Financial Covenants    102
SECTION 6.13    Anti-Corruption; Use of Proceeds    102
SECTION 6.14    Accounts    102
SECTION 6.15    Permitted Hedging Agreements    102
ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01    Events of Default    102
SECTION 7.02    Application of Payments    106
ARTICLE VIII

AGENT AND SECURITY TRUSTEE
SECTION 8.01    Appointment and Authority    107
SECTION 8.02    Rights as a Lender or Issuing Bank    108
SECTION 8.03    Exculpatory Provisions    108
SECTION 8.04    Reliance by Agents    109
SECTION 8.05    Delegation of Duties    109
SECTION 8.06    Resignation    110
SECTION 8.07    Non-Reliance on Agents, Issuing Banks and Other Lenders    111
SECTION 8.08    No Other Duties    111
SECTION 8.09    Administrative Agent May File Proofs of Claim    111
SECTION 8.10    Certain ERISA Matters    112
SECTION 8.11    Collateral Matters    112
SECTION 8.12    Erroneous Payments    114
SECTION 8.13    Parallel Debt owed by the Borrower to the Security Trustee.    115
ARTICLE IX

MISCELLANEOUS
SECTION 9.01    Notices    116
SECTION 9.02    Waivers; Amendments    118
SECTION 9.03    Expenses; Indemnity; Damage Waiver    121

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SECTION 9.04    Successors and Assigns    122
SECTION 9.05    Survival    126
SECTION 9.06    Counterparts; Integration; Effectiveness; Electronic Execution    126
SECTION 9.07    Severability    126
SECTION 9.08    Right of Setoff    127
SECTION 9.09    Governing Law; Jurisdiction; Etc    127
SECTION 9.10    WAIVER OF JURY TRIAL    128
SECTION 9.11    Headings    129
SECTION 9.12    Treatment of Certain Information; Confidentiality    129
SECTION 9.13    PATRIOT Act    129
SECTION 9.14    Interest Rate Limitation    130
SECTION 9.15    Payments Set Aside    130
SECTION 9.16    No Advisory or Fiduciary Responsibility    130
SECTION 9.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    131
SECTION 9.18    Judgment Currency    131
SECTION 9.19    Acknowledgement Regarding Any Supported QFCs    132
ARTICLE X

GUARANTY AND INDEMNITY
SECTION 10.01    Guarantee and Indemnity    133
SECTION 10.02    Continuing Guarantee    133
SECTION 10.03    Reinstatement    133
SECTION 10.04    Waiver of Defenses    133
SECTION 10.05    Other Waivers    134
SECTION 10.06    Acknowledgment of Benefits    135
SECTION 10.07    Immediate Recourse    135
SECTION 10.08    Appropriations    135
SECTION 10.09    Deferral of Guarantors’ Rights    135
SECTION 10.10    Additional Security    136
SECTION 10.11    Independent Obligations    136
SECTION 10.12    Limitation of Liability    136
SECTION 10.13    Applicability of Provisions of Guarantee to Other Security    136

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SCHEDULES
SCHEDULE 1.01A    –    Subsidiary Guarantors
SCHEDULE 1.01B    –    Vessels
SCHEDULE 2.01    –     Commitments and Lenders
SCHEDULE 2.01A    –     Existing Letters of Credit
SCHEDULE 5.06B    –    Required Insurances

EXHIBITS
EXHIBIT A    –     Form of Assignment and Assumption
EXHIBIT B    –    Form of Borrowing Request
EXHIBIT C    –    Form of Compliance Certificate
EXHIBIT D    –     Form of Contracted Cash Flows Certificate
EXHIBIT E    –    Form of Joinder Agreement
EXHIBIT F-1    –    Form of Term Loan Facility Note
EXHIBIT F-2    –    Form of Revolving Facility Note
EXHIBIT F-3    –    Form of L/C Facility Note
EXHIBIT G-1    –     Form of U.S. Tax Compliance Certificate
EXHIBIT G-2    –     Form of U.S. Tax Compliance Certificate
EXHIBIT G-3    –     Form of U.S. Tax Compliance Certificate
EXHIBIT G-4    –     Form of U.S. Tax Compliance Certificate

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CREDIT AGREEMENT
CREDIT AGREEMENT dated as of March 31, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among SEAJACKS INTERNATIONAL LIMITED, a company incorporated in England and Wales, as borrower (the “Borrower”), ENETI INC., a Marshall Islands corporation, as parent guarantor (the “Parent Guarantor”), the Subsidiary Guarantors from time to time party hereto, the Lenders from time to time party hereto, the Issuing Banks from time to time party hereto, DNB BANK ASA, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as security trustee for the Secured Parties (in such capacity, the “Security Trustee”), and DNB BANK ASA, NEW YORK BRANCH, as green advisor (the “Green Advisor”).
WHEREAS, the Lenders and the Issuing Banks have agreed to extend credit to the Borrower in an aggregate principal amount of up to $175,000,000, to consist of (i) the Term Loan Facility in the aggregate amount of up to $75,000,000, (ii) the Revolving Facility in the aggregate amount of up to $75,000,000, and (iii) an L/C Facility in the aggregate amount of up to $25,000,000, for the purposes described herein.
WHEREAS, as a condition to the obligation of the Issuing Banks and the Lenders to make the credit facilities available to the Borrower hereunder, the Guarantors (as defined below) have agreed to guarantee, on the terms and conditions set forth herein, the obligations of the Borrower under this Agreement and any Secured Hedging Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.50%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.
“ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing pursuant to Section 2.19 or 2.24.
“ABR Loan” means a Loan that bears interest based on the ABR. All ABR Loans shall be denominated in Dollars.
“Acceptable Accounting Firm” means PricewaterhouseCoopers Audit, or such other recognized accounting firm as the Administrative Agent may, with the consent of the Required Lenders, approve from time to time, such approval not to be unreasonably withheld or delayed.
“Account Bank” means ABN AMRO Bank N.V. or, with respect to any Earnings Accounts held by a Collateral Vessel Owner incorporated in Japan, Mizuho Bank Ltd., or any other depository bank agreed between the Administrative Agent (acting on the instructions of the Required Lenders) and the Borrower.
“Account Pledge” means an account pledge agreement between the Borrower or a Subsidiary Guarantor and the Security Trustee and pursuant to which the relevant Earnings Account relating to a Collateral Vessel shall have been pledged, in a form acceptable to the Administrative Agent and the Lenders.

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“Acquisition” means, as to any Person, the purchase or other acquisition (in one transaction or a series of transactions, including through a merger) of all of the equity interests of another Person or all or substantially all of the property, assets or business of another Person or of the assets constituting a business unit, line of business or division of another Person.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.
“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Administrative Agent’s Office” means, with respect to any Currency, the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01 with respect to such Currency, or such other address or account with respect to such Currency as the Administrative Agent may from time to time notify to the Borrower, the Issuing Banks and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any other financial institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 9.01(d)(ii).
“Agents” means, collectively, the Administrative Agent and Security Trustee.
“Agreement” has the meaning specified in the introductory paragraph of this Agreement.
“Alternative Currency” means Euros.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the Alternative Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in its sole discretion by reference to the applicable Bloomberg page (or such other publicly available service for displaying exchange rates as determined by the Administrative Agent or the applicable Issuing Bank from time to time), to be the exchange rate for the purchase of the Alternative Currency with Dollars on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Sublimit” means an amount equal to the Dollar Equivalent of (a) in respect of Revolving Loans, 100% of the Revolving Commitments, and (b) in respect of Letters of Credit, 50% of the L/C Commitments. The Alternative Currency Sublimit is part of, and not in addition to, any Facility.
“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

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“Applicable Percentage” means, (a) with respect to any Lender in respect of the Revolving Facility, the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment at such time; provided, however, that if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments, and (b) with respect to any Lender in respect of the Term Loan Facility, with respect to any Lender holding an Term Loan Commitment, (i) on or prior to the Closing Date, the percentage of the total Term Loan Commitments of all Term Loan Lenders represented by such Lender’s Term Loan Commitment at such time and (ii) thereafter, the percentage of the total Outstanding Amount of Term Loans under the Term Loan Facility of all Term Loan Lenders represented by the aggregate Outstanding Amount of Term Loans under the Term Loan Facility of such Lender at such time.
“Applicable Rate” means, for any day, the percentage per annum equal to: (a) in respect of any outstanding Loan, 3.15%, provided that for any day that a Term Loan qualifies as a Green Loan, the Green Loan Margin Discount shall be deducted from the Applicable Rate for such Loan, (b) in respect of any Commitment Fees, 40% of the Applicable Rate for Revolving Loans, and (c) in respect of any L/C Fees, 3.15%. Any change in the Applicable Rate due to the Term Loan qualifying or ceasing to qualify as a Green Loan shall be promptly, and in any event within five (5) Business Days of such change, notified by the Green Advisor and the Administrative Agent to the Lenders.
“Applicable Time” means, with respect to any Borrowings and payments in the Alternative Currency, the local time in the place of settlement for the Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Broker” means any of Clarkson Valuations Limited, Pareto Shipbrokers Ltd and Lorentzen & Stemoco AS or such other company proposed by the Borrower which the Administrative Agent may, with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), approve from time to time for the purpose of valuing a Vessel, who shall act as an expert and not as arbitrator and whose valuation shall be conclusive and binding on all parties to this Agreement.
“Approved Commercial Management Agreement” means, in respect of a Collateral Vessel, the agreement entered into with an Approved Commercial Manager regarding the commercial management of that Collateral Vessel.
“Approved Commercial Manager” means, in respect of a Collateral Vessel, Seajacks UK Limited, a company incorporated in England and Wales, any other Subsidiary Guarantor, or any other Person approved in writing by the Administrative Agent, acting with the authorization of the Lenders, as the commercial manager of that Collateral Vessel.
“Approved Flag Jurisdiction” means Panama, Japan, United Kingdom, Marshall Islands, Liberia or such flag jurisdictions as are otherwise approved by the Lenders (such consent not to be unreasonably withheld or delayed).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Management Agreements” means the Approved Commercial Management Agreements and the Approved Technical Management Agreements.
“Approved Managers” means the Approved Commercial Manager and the Approved Technical Manager.

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“Approved Technical Management Agreement” means, in respect of a Collateral Vessel, the agreement entered into with an Approved Technical Manager regarding the technical management of that Collateral Vessel.
“Approved Technical Manager” means, in respect of a Collateral Vessel, Seajacks UK Limited, a company incorporated in England and Wales, any other Subsidiary Guarantor, or any other Person approved in writing by the Administrative Agent, acting with the authorization of the Lenders, as the technical manager of that Collateral Vessel.
“Approved Transferee” means any bank, financial institution, trust, fund, insurance company or reinsurance company, or other Person which is regularly engaged in or established for the purpose of, making, purchasing or investing in, loans, securities or other financial assets.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Assignment of Charter” shall mean, with respect to a Collateral Vessel, an assignment of charter made by each Collateral Vessel Owner or Bareboat Charterer in favor of the Security Trustee in respect of any Charter, in a form acceptable to the Administrative Agent and the Lenders.
“Assignment of Earnings” means, in respect of a Collateral Vessel, an assignment made by any Collateral Vessel Owner or Bareboat Charterer of the Earnings of that Collateral Vessel, in a form acceptable to the Administrative Agent and the Lenders.
“Assignment of Insurances” means, in respect of a Collateral Vessel, an assignment of the insurances of that Collateral Vessel, in a form acceptable to the Administrative Agent and the Lenders.
“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries for the fiscal year ended December 31, 2021 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent Guarantor and its Subsidiaries.
“Authorized Officer” means the chairman of the board, the president, any vice president, the treasurer, the secretary, any assistant secretary, any other financial officer, an authorized manager and any other officer (or a Person or Persons so designated by any officer) of any Obligor.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.24(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bareboat Charterer” means, in respect of a Collateral Vessel, any Subsidiary of the Borrower that acts as bareboat charterer of such Collateral Vessel.
“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24(a) and (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section2.24(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (b) below:
(a) the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.

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“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such

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Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bookrunners” means each of DNB Markets, Inc., Société Générale, Citibank N.A., London Branch and Crédit Agricole Corporate and Investment Bank, as Bookrunners.
“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
“Borrower Materials” has the meaning specified in Section 9.01(e).
“Borrowing” means a Term Loan Borrowing, an L/C Borrowing or a Revolving Borrowing, as the context may require, consisting of simultaneous Loans of the same Type and, in the case of a Eurocurrency Rate Borrowing or a Term SOFR Borrowing, having the same Interest Period made by the Lenders.
“Borrowing Request” means (a) a request for a Term Loan Borrowing or (b) a request for a Revolving Borrowing, in substantially the form attached hereto as Exhibit B or in such other form as the Administrative Agent may approve.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York, Amsterdam, Monaco, Oslo, Paris, London and Tokyo or is a day on which banking institutions in such state are authorized or required by Law to close.
“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a capital or financing lease.
“Cash Collateral” shall have a meaning analogous to the definition of “Cash Collateralize” and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or L/C Lenders, as collateral for L/C Obligations or obligations of L/C Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances in the applicable Currency or, if the Administrative Agent and each applicable Issuing Bank shall agree in its sole discretion, other credit support, In each case pursuant to documentation in form and substance acceptable to the Administrative Agent and each applicable Issuing Bank.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

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(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a credit rating agency;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two credit rating agencies and (iii) have portfolio assets of at least $5,000,000,000.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any act, event or circumstances which results in:
(a)one hundred percent (100%) of the Equity Interests of any Subsidiary Guarantor ceasing to be ultimately owned and/or controlled by the Borrower;
(b)one hundred percent (100%) of the Equity Interests of the Borrower ceasing to be ultimately owned and/or controlled by the Parent Guarantor;
(c)a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) as in effect on the Effective Date, other than stockholders holding fifteen percent (15%) or more of the Voting Stock of the Parent Guarantor as of the Effective Date, becoming the ultimate beneficial owner or gaining control of the Parent Guarantor including, without limitation, any change from the Effective Date in the ultimate “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than thirty five percent (35%) of the total voting power of the Voting Stock of the Parent Guarantor (calculated on a fully diluted basis);
(d)individuals who constitute the board of directors of the Parent Guarantor at the beginning of any period of two (2) consecutive calendar years cease for any reason to constitute at least fifty percent (50%) of the total members of the Parent Guarantor’s board of directors at any time during such two (2) year period;
(e)any change in the direct shareholding of the Borrower or any Subsidiary Guarantor after the Effective Date, which has not been consented to by the Lenders (such consent not to be unreasonably withheld or delayed, it being agreed that a Lender would not be acting unreasonably if such consent is not provided on account of failure to meet KYC requirements of such Lender); and/or

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(f)the ordinary shares of the Parent Guarantor cease to be traded on the New York Stock Exchange (or any successor of the New York Stock Exchange) or other stock exchange consented to by the Required Lenders.
For the purposes of this definition:
(i)    “control” of the Borrower or any Guarantor means:
(A) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(1) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Borrower or any Guarantor; or
(2) appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower or any Guarantor; or
(3) give directions with respect to the operating and financial policies of the Borrower or any Guarantor with which the directors or other equivalent officers of the Borrower or any Guarantor are obliged to comply; or
(B) (other than pursuant to the Security Documents or, until the Closing Date, the Existing Indebtedness) the holding beneficially of more than 49% of the issued share capital of the Borrower or any Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and
(ii) “Voting Stock” means in relation to any Person as of any date the Equity Interests of such Person that are at the time entitled to vote in the election of the board of directors or similar governing body of such Person.
“Charged Company” has the meaning set forth in Section 4.01(a).
“Charter” means, in respect of a Collateral Vessel, any charter, or other contract for its employment, whether or not already in existence, having a term (including any optional extensions) in excess of twelve (12) months.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Revolving Loans and, when used in reference to any Lender, refers to whether such Lender has any (a) Revolving Credit Exposure or Revolving Commitment, (b) Term Loan Commitment or Term Loans, or (c) L/C Exposure, L/C Commitment or L/C Loans.
“Classification Society” means, in respect of a Vessel, Nippon Kaiji Kyokai (Class NK), DNV GL, the American Bureau of Shipping (ABS) or such other first-class vessel classification society that is a member of IACS that the Administrative Agent may, with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), approve from time to time.
“Closing Date” means the date during the Term Loan Availability Period on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 9.02.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all property or other assets, real or personal, tangible or intangible, whether now owned or hereinafter acquired in which the Security Trustee or any Secured Party has been granted a Lien pursuant to the Security Documents.

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“Collateral Account” has the meaning specified in Section 2.05(k).
“Collateral Vessel Owner” means each Subsidiary Guarantor owning a Collateral Vessel.
“Collateral Vessels” means each of the vessels identified on Schedule 1.01B as a Collateral Vessel owned by the Subsidiary Guarantor opposite such vessel, together with any Non-Collateral Vessel or other vessel that becomes subject to a Mortgage (and related Security Documents) pursuant to Section 5.14.
“Commitment” means a Revolving Commitment, an L/C Commitment or a Term Loan Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.12(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning specified in Section 9.01(d)(ii).
“Compliance Certificate” means a certificate executed by a Financial Officer of the Parent Guarantor in the form attached hereto as Exhibit C or such other form as the Administrative Agent and the Borrower may agree.
“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR” (if applicable), the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, in relation to a relevant period, Consolidated EBITDA on a trailing four fiscal quarter basis.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) interest expense, (b) provision for taxes based on income, (c) depreciation expense, (d) amortization expense, (e) unusual or non-recurring charges, expenses or losses and (f) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), minus, to the extent included in determining Consolidated Net Income for such period, the sum of (i) unusual or non-recurring gains and non-cash income, (ii) any other non-cash income or gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period) and (iii) any gains realized from the disposition of property outside of the ordinary course of business, all as determined on a consolidated basis. For the purpose of calculating Consolidated EBITDA for any period, if during such period the Parent Guarantor or any Subsidiary shall have consummated an

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Acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Acquisition occurred on the first day of such period.
“Consolidated Interest Expense” means the aggregate of all cash interest, premium payments, debt discounts and other related costs, charges or expenses in connection with borrowed money that are due from the Parent Guarantor and its Subsidiaries during the relevant accounting period, less interest income received. For the avoidance of doubt, “Consolidated Interest Expense” does not include (x) up-front or financing fees (including any amortization thereof), transaction costs, commissions, expenses, premiums or charges or (y) costs associated with obtaining, or breakage costs in respect of, Hedging Agreements.
“Consolidated Liquidity” means, on a consolidated basis at any time, the sum of (a) cash and (b) Cash Equivalents, in each case held by the Parent Guarantor and its Subsidiaries on a freely available and unencumbered basis, plus (c) any amounts available from undrawn and available and committed revolving credit facilities of the Parent Guarantor and its Subsidiaries, including in respect of the Revolving Commitments hereunder, less (d) any cash collateral (as long as included in (a) above) provided in respect of any letters of credit or similar obligations (regardless of its classification on the financial statements of the Parent Guarantor).
“Consolidated Net Debt” means, as of any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of the Parent Guarantor and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)) on a consolidated basis on such date, less (b) cash and Cash Equivalents (excluding any cash collateral).
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Parent Guarantor and its Subsidiaries on a consolidated basis.
“Consolidated Total Assets” means at any time, the amount of total assets of the Parent Guarantor and its Subsidiaries on a consolidated basis which would be included as total assets in a consolidated balance sheet of the Parent Guarantor in accordance with GAAP consistently applied.
“Consolidated Total Equity” means, as of any date of determination, the aggregate stated book value of equity of the Parent Guarantor on a consolidated basis which would be included as equity in a consolidated balance sheet of the Borrowers in accordance with GAAP consistently applied, and (a) including any premium reserve fund and retained earnings; (b) including the amount of Indebtedness owed to the Parent Guarantor which is fully subordinated in repayment terms and priority to the Facilities; and (c) excluding goodwill and intangibles, in each case of the Parent Guarantor at that time.
“Contracted Cash Flows Certificate” means, with respect to each period referred to in the definition of “Contracted Cash Flows Forecast”, a certificate setting forth the Contracted Cash Flows Forecast, in the form attached hereto as Exhibit D or such other form reasonably acceptable to the Administrative Agent and the Borrower:
(i)    delivered by a Financial Officer of the Borrower or Parent Guarantor (or a member of the Board of Directors of the Parent Guarantor) no later than ten (10) Business Days prior to the start of such period;
(ii)    setting forth in reasonable detail the calculations to determine the Contracted Cash Flows for such period, which shall include a breakdown, on a Collateral Vessel and Non-Collateral Vessel basis, of each Vessel’s share of the Contracted Cash Flows;
(iii)    attaching all relevant charters and employment contracts for such period which are used in calculating the Contracted Cash Flows;
(iv)    setting forth the assumptions made by the Borrower when formulating the Contract Cash Flows Forecast should be provided with reasonable detail and justification. Such assumptions to be found acceptable to the Lenders; and

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(iv)    containing a representation from each Obligor that the Contracted Cash Flows Forecast has been prepared with reasonable due diligence and care.
“Contracted Cash Flows Forecast” means, with respect to each three-month period commencing on the last day of each fiscal quarter following the Effective Date (unless otherwise indicated), the total Expected EBITDA of each Valid Employment, on a thirty (30) month rolling basis, as set forth in a Contracted Cash Flows Certificate.
As used in this definition and the definition of “Contracted Cash Flows Certificate” below, as applicable, the following terms have the following meanings:
“Cash Earnings” means, the cash receipts from all Valid Employment that are yet to be received subsequent to the Estimate Date.
“Direct Costs” means, the sum of cash vessel costs and non-capitalized project costs during, or resulting from, the respective Valid Employment that are yet to be incurred subsequent to the Estimate Date.
“Estimate Date” means, the Closing Date and the last day of each fiscal quarter thereafter.
“Expected EBITDA” means, the expected Cash Earnings less Direct Costs.
“Valid Employment” means, signed charters or employment contracts which are applicable to (i) the Collateral Vessels and (ii) Non-Collateral Vessels (provided the Equity Interests in the Non-Collateral Vessel Owners remain Collateral, and the Non-Collateral Vessels remain subject to the Lien restrictions set forth in Section 6.02 herein).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Coordinator” means DNB Markets, Inc., as coordinator.
“Credit Extension” means (a) a Borrowing or (b) an L/C Credit Extension.
“Currencies” means Dollars and the Alternative Currency, and “Currency” means any of such Currencies.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Default Rate” means an interest rate (before as well as after judgment) equal to the applicable interest rate plus 2.00% per annum (provided that the determination of the applicable interest rate is subject to Section 2.07(e) to the extent that Loans may not be converted to, or continued as, Term SOFR Loans or Eurocurrency Rate Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR Loans in the case of overdue interest or fee plus 2.00% per annum.
“Defaulting Lender” means, subject to Section (b) hereto, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Borrower, or, to the extent an Issuing Bank has outstanding L/C Obligations at such time, such Issuing Bank, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, such Issuing Bank or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section (b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Maturity Date; provided that if

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such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Document of Compliance” means a document of compliance issued to an Approved Manager in accordance with rule 13 of the ISM Code.
“Dollar” and “$” mean the lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is expressed in the Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable Issuing Bank, as applicable) by the applicable Bloomberg or Reuters source (or such other publicly available source for displaying exchange rates as determined by the Administrative Agent or the applicable Issuing Bank, as applicable, from time to time) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as applicable, using any method of determination it deems appropriate in its sole discretion). Any determination by the Administrative Agent or the applicable Issuing Bank pursuant to clause (b) above shall be conclusive absent manifest error.
“Earnings” means, in relation to a Collateral Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Collateral Vessel Owner, a Bareboat Charterer or the Security Trustee and which arise out of the use or operation of that Collateral Vessel, including (but not limited to): (i) all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, passage moneys, proceeds of off-hire and loss of hire insurances, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of that Collateral Vessel, (ii) all remuneration for salvage and towage services, demurrage and detention moneys and any other moneys whatsoever due or to become due to the Assignor arising from the use or employment of that Collateral Vessel, (iii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages and any other compensation payable, in respect of the actual or constructive total loss of or the requisition for title or for hire or other compulsory acquisition of that Collateral Vessel.
“Earnings Accounts” means, with respect to a Collateral Vessel, an account held with the Account Bank, in the name of the relevant Collateral Vessel Owner or Bareboat Charterer, as applicable, and designated as such Vessel’s “earnings account”.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date of this Agreement.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).
“Environmental Approvals” has the meaning specified in Section 3.13.
“Environmental Laws” has the meaning specified in Section 3.13.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, as to any Person, (a) any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person, and (b) all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.
“Equity Percentage” means Consolidated Total Equity over Consolidated Total Assets, expressed as a percentage.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o)(n) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by an Obligor or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by an Obligor or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by an Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon an Obligor or any ERISA Affiliate; (j) the engagement by an Obligor or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon an Obligor or any ERISA Affiliate pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Estate” has the meaning specified in Section 8.01(b).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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“EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.
“EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day; provided, that for purposes of notice requirements in Sections 2.03(a) and 2.08(c), in each case, such day is also a Business Day.
“Eurocurrency Rate” means, with respect to any Borrowing for any Interest Period denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period (the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, provided, that if the Eurocurrency Rate determined as provided above shall ever be less than the Floor, then the Eurocurrency Rate shall be deemed to be the Floor.
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Event of Default” has the meaning specified in Article VII.
“Evergreen Letter of Credit” has the meaning specified in Section 2.05(b).
“Excluded Hedging Obligation” shall mean, with respect to any Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Hedging Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedging Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Subsidiary” means each of Newbuilding Purchaser 1 and Newbuilding Purchaser 2.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in

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each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Documents” means (a) that certain Facility Agreement dated February 20, 2015, as amended, restated, modified or supplemented from time to time (including by that certain Amendment and Restatement Agreement No. 7 thereto dated August 12, 2021), made between, amongst others, the Borrower as borrower and ING Bank N.V. as agent and security agent, and (b) that certain redeemable note dated August 12, 2021, as amended, restated, modified or supplemented from time to time made by the Parent Guarantor in favor of Marubeni Offshore Power Limited, INCJ SJ Investment Limited and MOL Offshore Energy Limited.
“Existing Indebtedness” means the Indebtedness and other obligations owed by the Borrower and its Subsidiaries under the Existing Credit Documents.
“Existing Letter of Credit” means each letter of credit issued prior to the Closing Date by a Person that shall be an Issuing Bank that is listed on Schedule 2.01A, as such Schedule 2.01A may be updated prior to the Closing Date in writing by the Borrower and the Administrative Agent and delivered to the Lenders.
“Facility” means the Revolving Facility, the L/C Facility or the Term Loan Facility, individually or collectively as the context requires.
“Fair Market Value” means, in relation to a Vessel, the market value of such Vessel at any date that is shown by the arithmetic mean of two (2) or three (3) valuations each prepared for and addressed to the Administrative Agent, and pursuant to the requirements set forth in Section 5.14, if applicable:
(a)    as at a date not more than ten (10) days prior to the date such valuation is delivered to the Administrative Agent (or such other time frame the Administrative Agent may, with the consent of the Required Lenders, approve from time to time);
(b)    by two (2) or more Approved Brokers selected by the Borrower;
(c)    on a “desk top” basis without physical inspection of that Collateral Vessel;
(d)    on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment (and with no value to be given to any pooling arrangements); and
(e)    after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale;
provided that (i) if a range of market values is provided in a particular appraisal, then the market value in such appraisal shall be deemed to be the mid-point within such range and (ii) if a third appraisal is obtained as provided in Clause 5.02(b), the market value of such Collateral Vessel shall be the average of the three appraisals obtained.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” has the meaning specified in Section 3.16(b).

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“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letters” means any letter or letters dated on or about the date of this Agreement between an Obligor and a Secured Party and designated as a “Fee Letter” by the Borrower and the Administrative Agent.
“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Flag Jurisdiction Transfer” means the transfer of the registration and flag of a Collateral Vessel from one Approved Flag Jurisdiction to another Approved Flag Jurisdiction permitted by the consent of the Required Lenders pursuant to Section 5.16(a) (such consent not to be unreasonably withheld or delayed), provided that the following conditions are satisfied with respect to such exchange or transfer on or prior to the date of such exchange or transfer (the “Flag Jurisdiction Transfer Date”) as indicated below:
(a)On each Flag Jurisdiction Transfer Date, the Obligor which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Mortgage (which Mortgage shall, to the extent possible, be registered as a “continuation mortgage” to the original Mortgage recorded in the initial Approved Flag Jurisdiction) with respect to the Collateral Vessel being transferred (the “Transferred Collateral Vessel”) and such Mortgage shall be effective to create in favor of the Security Trustee and/or the Secured Parties a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Collateral Vessel, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Security Trustee to perfect and preserve such security interests shall have been duly effected and the Security Trustee shall have received evidence thereof in form and substance reasonably acceptable to the Security Trustee.
(b)On each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from counsel to the Obligors consummating the relevant Flag Jurisdiction Transfer reasonably acceptable to the Administrative Agent practicing in those jurisdictions in which the Transferred Collateral Vessel is registered and/or the Obligor owning such Transferred Collateral Vessel is organized, opinions which shall be addressed to the Administrative Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Mortgage(s) and such other matters incident thereto as the Administrative Agent may reasonably request.
(c)On each Flag Jurisdiction Transfer Date:
(i)the Administrative Agent shall have received (x) a certificate of ownership issued by the registry of the applicable Approved Flag Jurisdiction showing the registered ownership of the Transferred Collateral Vessel transferred on such date in the name of the relevant Vessel Owner and (y) a certificate of ownership and encumbrance or, as applicable, a transcript of registry with respect to the Transferred Collateral Vessel transferred on such date, indicating no record liens other than Liens in favor of the Security Trustee and/or the Lenders and Permitted Liens; and
(ii)the Administrative Agent shall have received a report, in form and scope reasonably acceptable to the Administrative Agent, from a firm of independent marine insurance

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brokers reasonably acceptable to the Administrative Agent with respect to the insurance maintained by the Obligor in respect of the Transferred Collateral Vessel transferred on such date, together with a certificate from such broker certifying that such insurances (x) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Security Trustee as mortgagee and (y) conform with the insurance requirements of the respective Mortgages.
(d)On or prior to each Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Authorized Officer, member, general partner of the Obligor consummating such Flag Jurisdiction Transfer, certifying that (i) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required, (ii) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement and (iii) copies of resolutions approving the Flag Jurisdiction Transfer of such Obligor and any other matters the Administrative Agent may reasonably request.
(e)On each Flag Jurisdiction Transfer Date, the conditions precedent set forth in Section 4.01, as applicable, for the Transferred Collateral Vessel shall have been satisfied.
(f)On each Flag Jurisdiction Transfer Date, (i) no Event of Default has occurred and is continuing and (ii) all representations and warranties contained herein or in any other Loan Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other L/C Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means, subject to Section 1.03, United States generally accepted accounting principles as in effect as of the date of determination thereof.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Green Advisor” has the meaning specified in the introductory paragraph of this Agreement.
“Green Asset Criteria” means the following requirements:
(a)the total proceeds of the Term Loans are applied in settlement of Existing Indebtedness and related obligations in respect of the Vessels;
(b)the Collateral Vessels qualify as Green Assets (as such term is defined in the Second Party Opinion);
(c)no less than 90% of the consolidated annual total revenues of each Collateral Vessel is derived from offshore wind; and
(d)the Fair Market Value of the Collateral Vessels is greater than the outstanding amount of the Green Loans.
“Green Loan Compliance Certificate” means a Green Loan Compliance Certificate delivered by the Borrower to the Green Advisor, confirming the Borrower’s compliance or non-compliance with the Green Asset Criteria in detailed computations reasonably acceptable to the Green Advisor and in form reasonably acceptable to the Green Advisor.
“Green Loan Conversion” means a Green Loan Voluntary Conversion or a Green Loan Mandatory Conversion.
“Green Loan Mandatory Conversion” means the Borrower ceases to be in compliance with the Green Asset Criteria or has failed to deliver a Green Loan Compliance Certificate and related documents when due under Section 5.02(a)(ii).
“Green Loan Margin Discount” means the percentage per annum equal 0.10%.
“Green Loan Report” means a green loan report delivered by the Borrower to the Lenders and the Green Advisor, reflecting the environmental impact of each Collateral Vessel for the relevant financial year, whereby impact metrics will, to some extent, be aggregated and depending on data availability, calculations will be made on a best intention basis, and the impact assessment may, where applicable, be based on metrics such as i) installed capacity in MW or annual renewable generation (MWh) and if feasible CO2 emissions saved ii) number of installed wind turbines iii) fuel consumption and/or CO2 emissions (scope 1) and iv) other relevant emissions such as Sox and Nox, PM.
“Green Loan Start Date” means the date that is five (5) Business Days following the Borrower’s delivery to the Green Advisor and the Lenders of the Green Loan Compliance Certificate required to be delivered pursuant to Section 5.02(a)(i), with the consent of all Lenders, such consent not to be unreasonably withheld or delayed and provided further that if a Lender does not object within five (5) Business Days that their consent to the Green Loan Start Date is deemed to be given.
“Green Loan Voluntary Conversion” means the Borrower notifies the Green Advisor and the Administrative Agent that it is converting the Green Loans into Loans that are not Green Loans.
“Green Loans” shall mean the Term Loans commencing on the Green Loan Start Date, and thereafter so long as, in the reasonable opinion of the Green Advisor, no Green Loan Conversion has occurred; provided that at any time following a Green Loan Conversion, such Loans shall irrevocably cease to be Green Loans and shall not be permitted to convert back to a Green Loan without the prior written consent of all Lenders. A Green Loan shall cease being a Green Loan, as applicable, on the earliest to occur of (a) the date of delivery of a Green Loan Compliance Certificate which confirms non-compliance with the Green Asset Criteria, (b) if the Borrower’s fails to deliver the Green Loan Compliance Certificate and other documents required under Section 5.02(a)(ii), the relevant due date to

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delivery such documents, and (c) in the case of a Green Loan Voluntary Conversion, the date of delivery of any such notice by the Borrower.
“Green Passport” means, a green passport statement of compliance issued by a classification society being a member of the International Association of Classification Societies (IACS) which includes a list of any and all materials known to be potentially hazardous utilized in the construction of a Collateral Vessel.
“Group” means the Borrower and its Subsidiaries.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means each of the Subsidiary Guarantors and the Parent Guarantor.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

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“IAPPC” means a valid international air pollution prevention certificate for a Collateral Vessel issued under Annex VI.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all obligations (which in accordance with GAAP would be shown on the liability side of a balance sheet and classified as debt, provided that if such obligations are cash collateralized then they shall not constitute Indebtedness under this paragraph (b)) of such Person arising under or in respect of (i) letters of credit (including standby and commercial), bankers’ acceptances, demand guarantees, and similar independent undertakings and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Hedging Agreement;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 9.03(b).
“Information” has the meaning specified in Section 9.12.
“Insurances” means, with respect to a Vessel, all policies and contracts of insurance, including an Obligor’s rights under all entries in any Protection and Indemnity Association or Club, which are from time to time taken out by or for an Obligor in respect of the Vessel, the Vessel’s hull and machinery, and all the benefits thereof including, without limitation, all claims of whatsoever nature, as well as return premiums.

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“Interest Coverage Ratio” means the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense, for the period of the four fiscal quarters most recently ended.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be in such form as the Administrative Agent may approve.
“Interest Payment Date” means, with respect to any Loan, the last day of each Interest Period thereof and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the applicable Maturity Date.
“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is three or six months thereafter (in each case, subject to the availability for the interest rate applicable to the relevant Currency), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) the first Interest Period related to a Borrowing shall end on the last Business Day of the then-current fiscal quarter, (ii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iv) no Interest Period shall extend beyond the Maturity Date and (v) no tenor that has been removed from this definition pursuant to Section 2.24(d) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made.
“Inventory of Hazardous Materials” has the meaning specified in Resolution MEPC.269(68) of the International Maritime Organization.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (h) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.
“IRS” means the United States Internal Revenue Service.
“ISM Code” means the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“ISPS Code” means the International Ship and Port Facility Code adopted by the International Maritime Organization at a conference in December 2002, and amending the Safety of Life

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at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto.
“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code.
“Issuing Bank” means DNB Bank ASA, New York Branch (through itself or through one of its designated Affiliates or branch offices), in its capacity as issuer of Letters of Credit hereunder. Any Issuing Bank may, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit E, duly executed by a Subsidiary of the Borrower that becomes a party hereto pursuant to Section 5.18.
“L/C Availability Period” means the period from and including the Closing Date to but excluding the L/C Commitment Termination Date.
“L/C Borrowing” means, a borrowing consisting of simultaneous L/C Loans of the same Type and Currency and, with respect to Eurocurrency Rate Loans and Term SOFR Loans, having the same Interest Period, made by the L/C Lenders.
“L/C Commitment” means with respect to each Issuing Bank and L/C Lender on any date, the commitment of such Issuing Bank and L/C Lender on such date to (a) issue Letters of Credit in accordance with the terms of the Agreement, (b) acquire participations in L/C Obligations, in each case expressed as an amount representing the maximum principal or face amount of such Letter of Credit or participation therein, as such commitment may be reduced or increased from time to time pursuant to Section 9.04 or reduced from time to time pursuant to Section 2.09 or 2.23(a)(iv), and (c) make L/C Loans in accordance with the terms of the Agreement expressed as an amount representing the maximum principal amount of such L/C Loan, as such commitment may be reduced or increased from time to time pursuant to Section 9.04 or reduced from time to time pursuant to Section 2.09 or 2.23(a)(iv). The initial amount of such Lender’s L/C Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its L/C Commitment, as applicable.
“L/C Commitment Termination Date” means the date that is three months prior to the Maturity Date (except that, if such date is not a Business Day, the L/C Commitment Termination Date shall be the next preceding Business Day).
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance or renewal thereof, the extension of the expiry date thereof, or the reinstatement or increase of the amount thereof.
“L/C Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Documents” means, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the applicable Issuing Bank and relating to such Letter of Credit.
“L/C Facility” means the L/C Commitments and all L/C Obligations thereunder.
“L/C Fee” has the meaning specified in Section 2.12(b).

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“L/C Exposure” means at any time the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the aggregate principal amount of all L/C Loans outstanding at such time.
“L/C Lenders” means the Persons listed on Schedule 2.01 holding a L/C Commitment and any other Person that shall have become party hereto holding an L/C Commitment or L/C Obligations pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto holding an L/C Commitment or L/C Obligations pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “L/C Lenders” does not include the Administrative Agent or the Issuing Banks in their respective capacities as the Administrative Agent or as an Issuing Bank.
“L/C Loan” means, as of any date, each L/C Reimbursement Obligation that remains unpaid by the Borrower, in whole or in part, as of such date.
“L/C Obligations” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of the Dollar Equivalent of all L/C Loans. The L/C Obligations of any L/C Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each L/C Lender shall remain in full force and effect until the applicable Issuing Bank and the L/C Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“L/C Reimbursement Obligations” means the Borrower’s obligations under Section 2.05(f) to reimburse L/C Disbursements.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” means a Revolving Lender, an L/C Lender or a Term Loan Lender, as the context may require.
“Letter of Credit” means any standby letter of credit, guarantee or performance bond issued hereunder and shall include each Existing Letter of Credit. Letters of Credit shall be available by sight payment and not by deferred payment, acceptance or negotiation. For the avoidance of doubt, the term Letter of Credit shall not include any letter of credit, demand guarantee or other undertaking issued by any Person (including any branch or Affiliate of an Issuing Bank) that is supported by a Letter of Credit issued by any Issuing Bank hereunder pursuant to a back-stop or counter-standby structure. A Letter of Credit may be issued in Dollars or in the Alternative Currency.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means a Revolving Loan, a Term Loan or an L/C Loan, as the context may require.

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“Loan Documents” means, collectively, (a) this Agreement, (b) any Notes, (c) the L/C Documents, (d) any Security Documents, (e) any Joinder Agreement, (f) the Fee Letters, (g) any Subordination Agreement, (h) any Secured Hedging Agreement, (i) each Manager’s Undertaking; (j) any agreement creating or perfecting rights in the Cash Collateral pursuant to the provisions of Section 2.22 and (k) any other documents entered into in connection herewith, except that the term “Loan Documents” shall not include any Letters of Credit issued pursuant to this Agreement.
“Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Obligors arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Obligors or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Obligors under any Loan Document and (b) the obligation of the Obligors to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any Issuing Bank, in each case in its sole discretion, may elect to pay or advance on behalf of the Obligors.
“Major Casualty” means, in relation to a Collateral Vessel, any casualty to that Collateral Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $10,000,000 or the equivalent in any other currency.
“Manager’s Undertaking” means, in respect of a Collateral Vessel, the letter of undertaking from the Approved Manager subordinating the rights of the Approved Manager against that Vessel and each Vessel Owner to the rights of the Secured Parties and assigning the rights and interests of the Approved Manager any insurances for such Vessel to the Secured Parties in agreed form.
“Mandated Lead Arrangers” means each of DNB Markets, Inc., Société Générale, Citibank N.A., London Branch and Crédit Agricole Corporate and Investment Bank, as mandated lead arrangers.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrower or the Obligors taken as a whole to perform its Obligations, (ii) the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Issuing Bank or Lender under any Loan Document.
“Materials of Environmental Concern” has the meaning set forth in Section 3.13.
“Maturity Date” means March 31, 2027 (except that, if such date is not a Business Day, the Maturity Date shall be the preceding Business Day).
“Maximum Rate” has the meaning specified in Section 9.14.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Banks with respect to all Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.
“Mortgage” means, with respect to a Collateral Vessel, the first preferred or first priority ship mortgage on such Vessel together with any deed of covenants collateral thereto, executed by the

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relevant Vessel Owner in favor of the Security Trustee, in a form acceptable to the Administrative Agent and the Lenders.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, during the preceding six plan years has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Plan with respect to which the Borrower or any ERISA Affiliate is a contributing sponsor, and that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated Adjusted EBITDA provided, however, that Indebtedness and Consolidated Adjusted EBITDA attributable to Newbuilding Vessels shall be excluded from each of Consolidated Net Debt and Consolidated Adjusted EBITDA for purposes of calculating the Net Leverage Ratio until the Newbuilding Vessels have been operational for twelve (12) months..
“Net Proceeds” means, with respect to the sale of a Non-Collateral Vessel, the total purchase price received by the Non-Collateral Vessel Owner, less all documented legal fees, brokerage fees and commissions.
“Newbuilding Milestone Requirements” has the meaning set forth in Section 2.08(v).
“Newbuilding Purchaser 1” means Windpower Alpha Limited, a Marshall Islands corporation.
“Newbuilding Purchaser 2” means Windpower Bravo Limited, a Marshall Islands corporation.
“Newbuilding Vessel” means each of Newbuilding Vessel 1 and Newbuilding Vessel 2.
“Newbuilding Vessel 1” means the wind turbine installation vessel with builder’s hull no. 3306 to be built at Daewoo Shipbuilding & Marine Engineering Co., Ltd in Korea with an expected delivery date as of the date hereof in the third calendar quarter of 2024 pursuant to the Newbuilding Vessel 1 Shipbuilding Contract.
“Newbuilding Vessel 1 Shipbuilding Contract” means the shipbuilding contract dated May 21, 2021, between Newbuilding Purchaser 1 and Daewoo Shipbuilding & Marine Engineering Co., Ltd., as the same may be amended, modified or supplemented from time to time.
“Newbuilding Vessel 2” means the wind turbine installation vessel with builder’s hull no. 3307 to be built at Daewoo Shipbuilding & Marine Engineering Co., Ltd in Korea with an expected delivery date as of the date hereof in the second calendar quarter of 2025 pursuant to the Newbuilding Vessel 2 Shipbuilding Contract.
“Newbuilding Vessel 2 Shipbuilding Contract” means the shipbuilding contract dated December 2, 2021, between Newbuilding Purchaser 2 and Daewoo Shipbuilding & Marine Engineering Co., Ltd., as the same may be amended, modified or supplemented from time to time.
“Non-Collateral Vessel” means each of the vessels identified on Schedule 1.01B as a Non-Collateral Vessel owned by the Vessel Owner opposite such vessel.
“Non-Collateral Vessel Owner” means each of the Subsidiary Guarantors owning a Non-Collateral Vessel.

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.02 and (b) has been approved by the Required Lenders or, in the case of amendments that require the approval of all or all affected Lenders of a particular Class, the Required Revolving Lenders, the Required L/C Lenders or the Required Term Loan Lenders, as applicable.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means any note evidencing the Loans issued pursuant to Section 2.13(b), substantially in the forms of Exhibit F-1, F-2, or F-3, as applicable.
“Obligations” means (a) the Loan Obligations and (b) the due and punctual payment and performance of all Secured Hedging Obligations of the Obligors.
“Obligors” means the Borrower and the Guarantors.
“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of association, formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of association, formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).
“Outstanding Amount” means, with respect to Term Loans under any Term Loan Facility on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans under such Term Loan Facility occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in the Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parallel Debt” has the meaning specified in Section 8.13.
“Parent Guarantor” has the meaning set forth in the introductory paragraph of this Agreement.

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“Participant” has the meaning specified in Section 9.04(d).
“Participant Register” has the meaning specified in Section 9.04(d).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by an Obligor or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Bareboat Charters” means, with respect to a Collateral Vessel, (a) each of the bareboat charters in existence on the date hereof between a Vessel Owner and Seajacks UK Limited, a company incorporated in England and Wales and (b) any bareboat charter on arms-length terms between Obligors.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity (whether or not having a separate legal personality).
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability.
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.
“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.
“Prepayment Notice” means a notice by the Borrower to prepay Loans, which shall be in such form as the Administrative Agent may approve.
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall

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take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“PTE” means a prohibited transaction class, statutory or individual exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 9.01(e).
“Recipient” means (a) the Administrative Agent, or (b) any Lender or (c) any Issuing Bank, as applicable.
“Register” has the meaning specified in Section 9.04(c).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, the Alternative Currency, (1) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Relevant Person” means:
(a) the Obligors and each of their Subsidiaries; and
(b) each of the directors, officers and employees of each of the persons listed in (a) above.
“Removal Effective Date” has the meaning specified in Section 8.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30)-day notice period has been waived.

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“Required L/C Lenders” means, at any time, L/C Lenders having L/C Obligations representing more than 66.67% of the Total L/C Obligations of all L/C Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 66.67% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 66.67% of the Total Revolving Credit Exposures of all Revolving Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time.
“Required Term Loan Lenders” means, with respect to any Term Loan Facility, at any time, Term Loan Lenders having Term Loans under such Term Loan Facility representing more than 66.67% of the aggregate unused Term Loan Commitment and aggregate Outstanding Amount of Term Loans of all Term Loan Lenders under such Term Loan Facility at such time. The Term Loan Commitment and the Outstanding Amount of Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 8.06(a).
“Resolution Authority” means an EEA Resolution Authority or a UK Resolution Authority.
“Responsible Officer” means (a) the secretary, chief executive officer, president, vice president or a Financial Officer of the Borrower or Parent Guarantor, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.01, any vice president, secretary or assistant secretary of the relevant Obligor and (c) solely for purposes of Borrowing Requests, requests for L/C Credit Extensions, prepayment notices and notices for Revolving Commitment terminations or reductions given pursuant to Article II, any other officer or employee of the Borrower so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance acceptable to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Restricted Jurisdiction” means any country or territory that is the target of comprehensive, country- or territory-wide Sanctions.
“Restricted Party” means a Person that is:
(a) listed on any Sanctions List or targeted by Sanctions (whether designated by name or by reason of being included in a class of person);
(b) located in or incorporated under the laws of a Restricted Jurisdiction;
(c) directly or indirectly owned or controlled by, or acting on behalf, at the direction, or for the benefit, of a person referred to in (a) and/or (to the extent relevant under Sanctions) (b) above; or
(d) which otherwise is subject to Sanctions according to the conditions set out by any Sanctions Authority.
“Revaluation Date” means (a) with respect to any Loan denominated in the Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan (including any borrowing or

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deemed borrowing that results from the payment by the applicable Issuing Bank under any Letter of Credit denominated in the Alternative Currency), but only as to the amounts so borrowed on such date and (ii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit denominated in the Alternative Currency, each of the following: (i) the date of issuance of such Letter of Credit, but only as to the Letter of Credit so issued on such date, (ii) each date such Letter of Credit is amended to increase the face amount of such Letter of Credit, but only as to the amount of such increase, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require.
“Revolving” means, when used in reference to any Loan or Borrowing, that such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(b).
“Revolving Availability Period” means the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and Currency and, with respect to Eurocurrency Rate Loans and Term SOFR Loans, having the same Interest Period, made available by the Revolving Lenders.
“Revolving Commitment” means with respect to each Revolving Lender on any date, the commitment of such Lender on such date to make Revolving Loans in accordance with the terms of the Agreement expressed as an amount representing the maximum principal amount of such Revolving Loan, as such commitment may be reduced or increased from time to time pursuant to Section 9.04 or reduced from time to time pursuant to Section 2.09 or 2.23(a)(iv). The initial amount of such Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.
“Revolving Commitment Termination Date” means the date that is three months prior to the Maturity Date (except that, if such date is not a Business Day, the Revolving Commitment Termination Date shall be the next preceding Business Day).
“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of its outstanding Revolving Loans at such time.
“Revolving Facility” means the Revolving Commitments and all Credit Extensions thereunder.
“Revolving Lender” means the Persons listed on Schedule 2.01 holding a Revolving Commitment or Revolving Loans and any other Person that shall have become party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Revolving Lenders” does not include the Administrative Agent or the Issuing Banks in their respective capacities as the Administrative Agent or as an Issuing Bank.
“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.01(b).
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Dollars, Adjusted Term SOFR.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends

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that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds and (b) with respect to disbursements and payments in the Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the Alternative Currency.
“Sanctions” means any trade, economic or financial sanctions laws, regulations, orders, embargoes or other restrictive measures adopted, administered, enacted or enforced by any Sanctions Authority.
“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the Member States of the European Union or any present or future member state thereof, the United Kingdom, the United States of America, and any of their governmental institutions and agencies acting in connection with Sanctions.
“Sanctions List” means:
(a) the lists of Sanctions designations and/or targets issued and/or maintained and/or made public by any Sanctions Authority; and/or
(b) any other Sanctions designation or target listed and/or adopted and/or made public by a Sanctions Authority, in all cases, as amended, supplemented or replaced from time to time.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Party Opinion” means the opinion issued by The Governance Group AS or such other party that is acceptable to the Green Advisor and Borrower, addressed to the Green Advisor and the Administrative Agent, in form and substance acceptable to the Green Advisor (acting on the instructions of all of the Lenders).
“Secured Hedging Agreement” means any Hedging Agreement entered into on or after the Effective Date by an Obligor with a Secured Hedging Bank, that has been designated in writing by the Borrower and such Secured Hedging Bank to the Administrative Agent as a Secured Hedging Agreement for purposes of the Loan Documents. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedging Agreement by a Guarantor shall not include any Excluded Hedging Obligations with respect to such Guarantors.
“Secured Hedging Agreement Assignment” means an assignment in respect of a Secured Hedging Agreement made by an Obligor in favor of the Security Trustee, in a form acceptable to the Administrative Agent and the Lenders.
“Secured Hedging Banks” shall mean any Lender or any of their respective Affiliates (or any person who at the time the respective Secured Hedging Bank was entered into by such person was an Agent, a Lender or an Affiliate thereof).
“Secured Hedging Obligations” means all Hedging Obligations pursuant to a Secured Hedging Bank.
“Secured Parties” means the Lenders, the Issuing Banks, the Secured Hedging Banks, the Administrative Agent and the Security Trustee.

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“Security Documents” means the Mortgages, the Account Pledges, the Share Pledges, the Assignments of Insurances, the Assignments of Earnings, the Assignments of Charters, the Secured Hedging Agreement Assignments, the Subordinated Debt Assignments, and any other document designated as a Security Document pursuant to which Collateral is granted in favor of the Security Trustee.
“Share Pledge” means each pledge of the Equity Interests of the Borrower and the Subsidiary Guarantors, as the case may be, in favor of the Security Trustee, in a form acceptable to the Administrative Agent and the Lenders.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they fall due become absolute and have matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SMC” means the safety management certificate issued in respect of a Collateral Vessel in accordance with rule 13 of the ISM Code.
“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.
“Subordinated Debt Assignment” means an assignment over Subordinated Liabilities made by a Subordinated Secured Party that is an Obligor in favor of the Security Trustee in a form acceptable to the Administrative Agent and the Required Lenders.
“Subordinated Finance Document” means any document relating to or evidencing Subordinated Liabilities.
“Subordinated Liabilities” means all indebtedness owed or expressed to be owed by an Obligor to a Subordinated Secured Party whether under the Subordinated Finance Documents or otherwise.
“Subordinated Secured Party” means any member of the Group and any Obligor.
“Subordination Agreement” means a subordination agreement made by each Subordinated Secured Party and the Security Trustee in a form acceptable to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

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“Subsidiary Guarantors” means, collectively, the Subsidiaries of the Borrower listed on Schedule 1.01A hereto under the heading “Subsidiary Guarantors” and any other Subsidiary of the Borrower that becomes a party hereto pursuant to Section 5.18.
“Sustainability Report” means a sustainability report prepared by the Parent Guarantor, detailing the Parent Guarantor’s Environmental, Social and Governance (ESG) performance, utilizing the Sustainability Accounting Standards Board (SASB) Marine Transportation disclosure standard.
“Swap Termination Value” means, as to any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.01(a).
“Term Loan Availability Period” means the period commencing on the Effective Date and ending April 29, 2022.
“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and having the same Interest Period, made by the applicable Term Loan Lenders.
“Term Loan Commitment” means with respect to each Term Loan Lender, the commitment of such Lender to make a Term Loan on the Closing Date in the amount of such Lender’s Term Loan Commitment set forth on Schedule 2.01, as such commitment shall be terminated pursuant to Section 2.09(a).
“Term Loan Facility” means the Term Loan Commitments and all Borrowings thereunder.
“Term Loan Lenders” means the Persons listed on Schedule 2.01 holding a Term Loan Commitment or Term Loans under the Term Loan Facility and any other Person that shall have become party hereto holding Term Loans under the Term Loan Facility pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto holding Term Loans under the Term Loan Facility pursuant to an Assignment and Assumption.

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“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Adjustment” means, for any calculation with respect to a Term SOFR Loan, a percentage per annum equal to 0.15% per annum with respect to Interest Periods of three (3) months, and 0.25% per annum with respect to Interest Periods of six (6) months.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Adjusted Term SOFR comprising such Borrowing.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure, the L/C Obligations and Outstanding Amount of Term Loans of such Lender at such time.
“Total Loss” means, with respect to a Vessel:
(a) actual, constructive or compromised or arranged total loss of the Vessel;
(b) requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) unless the Vessel is redelivered to the full control of the relevant Vessel Owner within one hundred eighty (180) days; or
(c) capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the relevant Vessel Owner from such capture, seizure, arrest, detention or confiscation within one hundred eighty (180) days after the occurrence thereof.
“Total Loss Date” shall mean, in relation to the Total Loss of a Vessel:
(a)in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;
(b)in the case of a constructive or compromised total loss of that Vessel, the earlier of:
(i)the date on which a notice of abandonment is given to the insurers; and

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(ii)the date of any compromise, arrangement or agreement made by or on behalf of the relevant Vessel Owner with that Vessel’s insurers in which the insurers agree to treat that Vessel as a total loss;
(c)in the case of requisition for title or other compulsory acquisition of the Vessel the date on which such requisition for title or other compulsory acquisition occurred;
(d)in the case of capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government, the date on which such capture, seizure, arrest, detention or confiscation occurred; and
(e)in the case of any other type of total loss, the date (or the most likely date) on which it appears to the insurers that the event constituting the total loss occurred.
“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Revolving Commitments and Revolving Credit Exposure of such Lender at such time.
“Trade Date” has the meaning specified in Section 9.04(b)(i)(B).
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (i) the Eurocurrency Rate, (ii) the Adjusted Term SOFR, or (iii) the ABR.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.18(g).
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“UK Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Updated Cash Flows Certificate” has the meaning given thereto in Section 5.01(e).

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“VAT” means:
(a)any value added tax imposed by the Value Added Tax Act 1994;
(b)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.
“Vessel Owners” means the Collateral Vessel Owners and the Non-Collateral Vessel Owners.
“Vessels” means each of the Collateral Vessels and the Non-Collateral Vessels.
“Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both.

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SECTION 1.03Accounting Terms; Changes in GAAP.
(a)Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent Guarantor and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.04Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the administration of, submission of, calculation of or any other matter related to the ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, the Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, the Eurocurrency Rate, the ABR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the ABR or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the ABR or any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.05Reserved.
SECTION 1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount, or the Dollar Equivalent of the stated amount, as applicable, of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount, or the Dollar Equivalent of the maximum amount, as applicable, of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 1.07Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions denominated in the Alternative Currency. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the

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Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.
(b)Wherever in this Agreement in connection with a Borrowing or prepayment of a Term SOFR Loan or Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in the Alternative Currency, such amount shall be the Alternative Currency Equivalent of such Dollar amount, as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
ARTICLE II
COMMITMENTS AND CREDIT EXTENSIONS
SECTION 1.01Commitments.
(a)Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a Term Loan in Dollars to the Borrower on the Closing Date in the principal amount equal to such Lender’s Term Loan Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans shall be Term SOFR Loans, as further provided herein.
(b)Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans in Dollars or in the Alternative Currency to the Borrower from time to time on any Business Day during the Revolving Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (b) the total Revolving Credit Exposures exceeding the total Revolving Commitments, (c) the total Revolving Credit Exposure denominated in the Alternative Currency exceeding the Alternative Currency Sublimit, or (d) the total Revolving Credit Exposures for Revolving Loans exceeding fifty percent (50%) of Contracted Cash Flows Forecast for the relevant period. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Revolving Loans may be (i) with respect to Revolving Loans denominated in Dollars, Term SOFR Loans, or (ii) with respect to Revolving Loans denominated in Euros, Eurocurrency Rate Loans, each as further provided herein.
(c)L/C Loans. Subject to the terms and conditions set forth herein, each L/C Lender severally agrees to make L/C Loans in Dollars or in the Alternative Currency to the Borrower, subject to Section 2.05(e)(ii), from time to time on any Business Day during the L/C Availability Period in an aggregate principal amount that will not result in (a) such Lender’s L/C Credit Exposure exceeding such Lender’s L/C Commitment, (b) the total L/C Credit Exposures exceeding the total L/C Commitments, or (c) the total L/C Credit Exposure denominated in the Alternative Currency exceeding the Alternative Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow L/C Loans. L/C Loans may be (i) with respect to L/C Loans denominated in Dollars, Term SOFR Loans, or (ii) with respect to L/C Loans denominated in Euros, Eurocurrency Rate Loans, each as further provided herein.
SECTION 1.02Loans and Borrowings.
(a)Borrowings. Each Term Loan under the Term Loan Facility shall be made as a part of a Borrowing consisting of Term Loans of the same Type made by the applicable Term Loan Lenders ratably in accordance with their respective applicable Term Loan Commitments. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each L/C Loan shall be made as part of a Borrowing consisting of L/C Loans of the same Type made by the L/C Lenders ratably in accordance with their respective L/C Commitments subject to Section 2.05(e)(ii).

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(b)Type of Loans. Subject to Section 2.19, each Borrowing shall be comprised (A) in the case of Borrowings denominated in Dollars, entirely of Term SOFR Loans, and (B) in the case of Borrowings denominated in Euros, entirely of Eurocurrency Rate Loans, in each case of the same Currency as the Borrower may request in accordance herewith. Each Lender at its option may, with the Administrative Agent’s prior consent, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing for Term Loans and Revolving Loans shall be in an aggregate amount of $1,000,000 in the case of Term SOFR Borrowings and €1,000,000 in the case of Eurocurrency Rate Borrowings, or a larger multiple thereof; provided that a Term SOFR Borrowing or a Eurocurrency Rate Borrowing may be in an aggregate amount that is equal to the maximum available unused balance of the Commitments for the relevant Currency. Borrowings of more than one Type may be outstanding at the same time; provided that, there shall not be more than a total of three (3) Revolving Borrowings outstanding at any time.
SECTION 1.03Borrowing Requests.
(a)Notice by Borrower. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer or director of the Borrower, and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) (i) in the case of a Term SOFR Borrowing, three (3) Business Days prior to the date of the requested Borrowing, or (ii) in the case of a Eurocurrency Rate Borrowing, three (3) Business Days prior to the date of the requested Borrowing. The Borrower may submit no more than one (1) Borrowing Request for Revolving Loans each fiscal quarter.
(b)Content of Borrowing Requests. Each Borrowing Request for a Borrowing pursuant to this Section shall specify the following information in compliance with Section 2.02: (i) the Currency and aggregate amount of the requested Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether such Borrowing is to be a Revolving Borrowing or a Term Loan Borrowing, (iv) in the case of a Eurocurrency Rate Borrowing or Term SOFR Borrowing, the Interest Period therefor, (v) the location and number of the Borrower’s account to which funds are to be disbursed, and (vi) for Revolving Borrowings, calculations demonstrating that that following such Borrowing, (x) the total Revolving Credit Exposures for Revolving Loans shall not exceed fifty percent (50%) of Contracted Cash Flows Forecast for the relevant period, and (y) the Borrower will be in compliance with Section 4.02(c).
(c)Notice by Administrative Agent to Lenders. On the date of delivery of a Borrowing Request (provided it is received by the Administrative Agent prior to the time indicated above) (or if such date is not a Business Day, the next succeeding Business Day), the Administrative Agent shall advise each applicable Lender of the details thereof (and deliver a copy of such Borrowing Request) and such Lender’s portion of each resulting Borrowing. For Borrowings requested in the Alternative Currency, the Administrative Agent shall notify the Lenders and the Borrower of the Dollar Equivalent of such Borrowing as of the date of the Borrowing Request.
(d)Failure to Elect. If no election as to the currency is specified in the applicable Borrowing Request, then the requested Borrowing shall be made in Dollars (and shall therefore be a Term SOFR Borrowing). If no Interest Period is specified with respect to any requested Term SOFR Borrowing or Eurocurrency Rate Borrowing, the Borrower shall be deemed to have selected an Interest Period of three month’s duration.
(e)Closing Date Borrowing. On the Closing Date, the Borrower may request no more than one (1) Borrowing of Term Loans in Dollars. The Term Loans shall not be available in the Alternative Currency.
SECTION 1.04Reserved.

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SECTION 1.05Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Bank, in reliance on (among other things) the agreements of the L/C Lenders set forth in this Section, to issue, at any time and from time to time during the L/C Availability Period, Letters of Credit denominated in any Currency for its own account or, subject to Section 2.05(l), the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the L/C Commitments in respect of Letters of Credit.
(b)Notice of Issuance, Extension, Reinstatement or Other Amendment. To request the issuance of a Letter of Credit (or the extension of its term, reinstatement of amounts paid, or other amendment of its terms and conditions), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, extension, reinstatement or other amendment) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be extended, reinstated or otherwise amended, and specifying the date of issuance, extension, reinstatement or other amendment (which shall be a Business Day), the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, extend, reinstate or otherwise amend such Letter of Credit. If requested by the respective Issuing Bank, the Borrower also shall submit a letter of credit application and reimbursement agreement on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall apply.
If the Borrower so requests in any notice requesting the issuance of a Letter of Credit (or the amendment of an outstanding Letter of Credit), the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit shall permit such Issuing Bank to prevent any such extension at least once in each two-year period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such two-year period to be agreed upon by the Borrower and the applicable Issuing Bank at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Evergreen Letter of Credit has been issued, the L/C Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.05(d); provided, that such Issuing Bank shall not (i) permit any such extension if it has received notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required L/C Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than two years from the then-current expiration date), or (B) it has received notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any L/C Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.
If (i) any letter of credit has been previously issued by an Issuing Bank, (ii) the reimbursement obligations of the account party (the “Original Letter of Credit Account Party”) relating to such letter of credit have been or are assumed in writing by the Borrower, (iii) after giving effect to the inclusion of such letter of credit as a Letter of Credit hereunder, the provisions of Section 2.05(c) shall not be contravened, (iv) such letter of credit satisfies all of the requirements of a Letter of Credit hereunder, and (v) the conditions of Sections 4.01 and 4.02 are satisfied, then upon the written request (which request shall include a statement that the foregoing requirements (i) through (v), inclusive, have been satisfied) of the Borrower to such Issuing Bank (consented to in writing by such Issuing Bank) and the submission by

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the Borrower to the Administrative Agent of a copy of such request bearing such consent, such letter of credit shall be (from the date of such consent of such Issuing Bank) deemed a Letter of Credit for all purposes of this Agreement and the other Loan Documents and considered issued hereunder pursuant to the terms hereof (the terms hereof and of the other Loan Documents shall govern and prevail in the case of any conflict with the provisions of the agreement(s) pursuant to which such letter of credit had been issued (such agreement(s), the “Original Letter of Credit Agreements”), and such Issuing Bank shall be deemed to have released the Original Letter of Credit Account Party and the Borrower, as applicable, from the Original Letter of Credit Agreements to the extent of such conflict). Notwithstanding that any such assumed letter of credit is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower agrees that it shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such letter of credit.
(c)Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, extended, reinstated or otherwise amended only if (and upon issuance, extension, reinstatement or other amendment of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, extension, reinstatement or other amendment (i) the aggregate L/C Obligations shall not exceed the total L/C Commitments, (ii) the L/C Obligations of any L/C Lender shall not exceed its L/C Commitment, (iii) the total L/C Obligations shall not exceed the total L/C Commitments and (iv) the L/C Obligations for Letters of Credit of all Lenders in the Alternative Currency shall not exceed the Alternative Currency Sublimit.
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or request that such Issuing Bank refrain from issuing such Letter of Credit, or any Law applicable to such Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or Law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve, capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it;
(ii)the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or
(iii)except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial amount less than $300,000.
An Issuing Bank shall be under no obligation to issue any amendment to any Letter of Credit if such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, two years after the then-current expiration date of such Letter of Credit) and (ii) the Maturity Date (unless (x) such later expiration date is consented to by the Issuing Bank and (y) no later than the Maturity Date, such Letter of Credit is Cash Collateralized in an amount in cash equal to 100% of the L/C Obligations for such Letter of Credit in the applicable Currencies, as of the Maturity Date plus any accrued and unpaid interest thereon).
(e)Participations and L/C Loans.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof), and without any further action on the part of the applicable Issuing Bank or the L/C Lenders, such Issuing Bank hereby grants to each L/C Lender, and each L/C Lender hereby acquires from such Issuing Bank, a participation in such

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Letter of Credit equal to such L/C Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each L/C Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any extension, reinstatement or other amendment of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the L/C Commitments.
(ii)In consideration and in furtherance of the foregoing, each L/C Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, L/C Loans, in an amount equal to such L/C Lender’s Applicable Percentage of each L/C Disbursement made by such Issuing Bank promptly, and in any event within one (1) Business Day upon the request of such Issuing Bank, at any time from the time of such L/C Disbursement until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by a Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the L/C Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the L/C Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the L/C Lenders have made L/C Loans pursuant to this paragraph to reimburse such Issuing Bank, then to such L/C Lenders and such Issuing Bank as their interests may appear. Any payment made by an L/C Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement shall constitute an L/C Loan and once made shall relieve the Borrower of its obligation to reimburse the Applicable Percentage of the L/C Disbursement. All such L/C Loans made with respect to drawings under the related Letter of Credit under this Section 2.05 shall, for the avoidance of doubt, be secured by the Security Documents as if made directly to the Borrower. L/C Loans shall be in the Currency of the relevant L/C Disbursement, and have an initial Interest Period of three (3) months’ duration. To the extent the Borrower prepays an L/C Borrowing, such L/C Commitments shall not, for the avoidance of doubt, be automatically cancelled.
(iii)Each L/C Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such L/C Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s L/C Commitment is amended as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.
(f)Reimbursement.
(i)If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, subject to paragraph (ii) below, the Borrower shall reimburse such Issuing Bank in respect of such L/C Disbursement by paying to the Administrative Agent an amount in the Currency of such L/C Disbursement equal to such L/C Disbursement not later than 1:00 p.m. (New York City time) on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. (New York City time), or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time.
(ii)If the Borrower fails to make such payment under paragraph (i) on the date on which such L/C Disbursement is made, the unpaid principal amount of such L/C Disbursement shall convert automatically into an L/C Loan and shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower repays such L/C Loan in full, in accordance with Section 2.10. The Administrative Agent shall notify each L/C Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such L/C Lender’s Applicable Percentage thereof in accordance with paragraph (e) of this Section.

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(g)Obligations Absolute. The Borrower’s obligations in respect of L/C Disbursements and L/C Loans as provided in paragraph (f) of this Section and paragraph (b) of Section 2.10, respectively, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement or any Letter of Credit, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally.
None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that:
(i)an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation;
(ii)an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit (even if not in strict compliance with the terms and conditions of such Letter of Credit) and without regard to any non-documentary condition in such Letter of Credit;
(iii)an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms and conditions of such Letter of Credit; and
(iv)this Section 2.05(g) shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care stricter than the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their respective Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies

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with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.
Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued by such Issuing Bank, the rules of the ISP shall be stated therein to apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Laws or practice rules.
An Issuing Bank shall have all of the benefits and immunities (but not the obligations) (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the such Issuing Bank.
(h)Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the L/C Lenders with respect to any such L/C Disbursement.
(i)Interim Interest. If the Issuing Bank for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full in the applicable Currency on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Loans for such Currency under the Revolving Facility; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any L/C Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank for such L/C Disbursement shall be for the account of such L/C Lender to the extent of such payment.
(j)Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the L/C Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor or any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior

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to such replacement, but shall not be required to issue additional Letters of Credit or to extend, reinstate, or otherwise amend any then existing Letter of Credit.
Any Issuing Bank may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the L/C Lenders and the Borrower. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, reinstate, or otherwise amend any then existing Letter of Credit.
(k)Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) the L/C Commitments exceed the L/C Obligations following a reduction and cancellation of Commitments hereunder (including pursuant to Section 2.09), on the Business Day that the Borrower receives notice from the Administrative Agent or the Required L/C Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into an account or accounts established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 100% of the total L/C Obligations in the applicable Currencies as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower in respect of the L/C Facility under this Agreement. In addition, and without limiting the foregoing or paragraph (d) of this Section, if any L/C Obligations remain outstanding after the expiration date specified in said paragraph (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 100% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (subject to the consent of the Required L/C Lenders), be applied to satisfy other obligations of the Borrower in respect of the Revolving Facility under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
(l)Letters of Credit Issued for account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated as a primary obligor to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of obligations of such Subsidiary. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit is issued for the account of any Subsidiary which is not a Guarantor, the Borrower agrees that (i) such Subsidiary shall have no rights against the Issuing Bank, the Administrative Agent or any Lender, (ii) the Borrower shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement agreement, (iii) the Borrower shall have sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) the Borrower shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transaction related thereto. The Borrower shall, at the request of the Issuing Bank, cause such Subsidiary to execute and deliver an

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agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby.
SECTION 1.06Funding of Borrowings.
(a)Funding by Lenders. Each Lender shall make the amount of each Borrowing to be made by it hereunder available to the Administrative Agent in Same Day Funds in the applicable Currency at the Administrative Agent’s Office not later than 11:00 a.m. (New York City time) on the proposed date thereof. The Administrative Agent will make all such funds so received available to the Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Borrowing Request.
(b)Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender, prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may, but is not required to, assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at in the case of a payment to be made by such Lender, the applicable Overnight Rate, in the case of the Alternative Currency, in accordance with such market practice, in each case, as applicable. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 1.07Interest Elections.
(a)Elections by Borrower for Borrowings. Subject to Section 2.02, the Revolving Loans and Term Loans comprising each Borrowing shall be of the Type and Currency specified in the applicable Borrowing Request and shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect the Interest Period therefor, as provided in this Section.
(b)Notice of Elections. Each such election pursuant to this Section shall be made upon the Borrower’s irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower and must be received by the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.02:
(i)the Currency and principal amount of the Borrowing to which such Interest Election Request applies;
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)the Interest Period therefor after giving effect to such election.
(d)Notice by Administrative Agent to Lenders. The Administrative Agent shall advise each applicable Lender of the details of each Interest Election Request and such Lender’s portion

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of such resulting Borrowing no less than one Business Day before the effective date of the election made pursuant to such Interest Election Request.
(e)Failure to Make an Interest Election Request; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Rate Borrowing or a Term SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid, such Borrowing shall continue to have the Interest Period then in effect. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing no Interest Election Request may be delivered.
SECTION 1.08Prepayments.
(a)Optional Prepayments.
(i)Generally. The Borrower may, upon notice to the Administrative Agent, at any time and from time to time prepay any Borrowing in whole or in part (but if in part, in a minimum amount equal to $3,000,000 for Term SOFR Borrowings and €3,000,000 for Eurocurrency Rate Borrowings) without premium or penalty, subject to the requirements of this Section.
(ii)Release of Non-Collateral Vessel Owner. The Borrower may, upon notice to the Administrative Agent, at any time and from time to time prepay the Loans and reduce and cancel the Revolving Credit Commitments and L/C Commitments (and Letters of Credit shall be Cash Collateralized, if applicable), on a pro rata basis in proportion to the aggregate amount of the Term Loans outstanding, the Revolving Credit Commitments and the L/C Commitments, by a total amount equal to fifty percent (50%) of the Fair Market Value of a Non-Collateral Vessel, less all documented legal fees, if any, in connection with any relevant financing of the Non-Collateral Vessel occurring at such time, following which payment the Share Pledge (and any other security, if applicable) in respect of the relevant Non-Collateral Vessel Owner shall be released, and the relevant Non-Collateral Vessel Owner shall be released from its obligations as a Guarantor hereunder.
(b)Mandatory Prepayments; Mandatory Reductions in Commitments.
(i)Sale or Total Loss of a Collateral Vessel. In the event of a sale or a Total Loss of a Collateral Vessel, (A) immediately in the case of a sale of such Collateral Vessel, and (B) upon the earlier of (x) one hundred eighty (180) days after the Total Loss Date of such Collateral Vessel or (y) the date on which the insurance proceeds in respect of such Total Loss are received by the relevant Vessel Owner or the Security Trustee as assignee thereof, the outstanding Loans shall be prepaid and the Revolving Commitments and L/C Commitments shall be reduced and cancelled (and Letters of Credit shall be Cash Collateralized, if applicable), on a pro rata basis in proportion to the aggregate amount of the Loans outstanding, the Revolving Commitments and the L/C Commitments, in a total amount equal to the Fair Market Value of the relevant Collateral Vessel, divided by the total Fair Market Value of all Collateral Vessels, multiplied by the outstanding Loans, the total Revolving Commitments and the total L/C Commitments. Notwithstanding the foregoing, in the event of a sale of a Collateral Vessel to an Affiliate, the sale price shall be an amount not less than the Fair Market Value of such Collateral Vessel.
(ii)Sale or Total Loss of a Non-Collateral Vessel . In the event of a sale or a Total Loss of a Non-Collateral Vessel, (A) immediately in the case of a sale of such Non-Collateral Vessel, and (B) upon the date on which the insurance proceeds in respect of such loss are received by the relevant Vessel Owner or the Security Trustee as assignee thereof, the outstanding Loans shall be prepaid and the Revolving Credit Commitments and L/C Commitments shall be reduced and cancelled (and Letters of Credit shall be Cash Collateralized, if applicable), on a pro rata basis in proportion to the aggregate amount of the Loans outstanding, the Revolving Credit Commitments and the L/C Commitments, by a total amount equal to fifty

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percent (50%) of the Net Proceeds from such sale, in the case of a sale, and fifty percent (50%) of the insurance proceeds received, in the case of a Total Loss. Notwithstanding the foregoing, in the event of a sale of a Non-Collateral Vessel to an Affiliate, the sale price shall be an amount not less than the Fair Market Value of such Non-Collateral Vessel.
(iii)Change of Control. Immediately upon a Change of Control, the Borrower shall prepay all outstanding amounts under the Facilities, and the Facilities shall be cancelled in whole.
(iv)Breach of Collateral Maintenance Test. In the event that the Borrower breaches the Collateral Maintenance Test and does not restore compliance in the manner or at the time provided in Section 5.14, then the Administrative Agent, acting on the instructions from the Required Lenders, may cancel the Commitments and require prepayment of all amounts outstanding under the Facility.
(v)Newbuilding Milestone Acceleration. In the event the Borrower does not satisfy the Newbuilding Milestone Requirements in the manner or at the times provided herein, then: (A) the Term Loans shall become due and payable no later than thirty (30) days from the applicable testing date whose requirement was not met, (B) the undrawn Revolving Commitments and unused L/C Commitments shall immediately be reduced to zero and cancelled, and (C) the Borrower shall, immediately apply all cash earnings received from the Collateral Vessels and Non-Collateral Vessels as mandatory prepayments of Revolving Loans and as Cash Collateral of Letters of Credit until the Revolving Loans are paid in full and all Letters of Credit are Cash Collateralized.
For purposes of this Section 2.08(v), “Newbuilding Milestone Requirements” means:
(A)At the earlier of March 31, 2024 or six (6) months prior to expected delivery of Newbuilding Vessel 1, the Parent Guarantor is to provide evidence of discussions with potential lenders and/or export credit agencies that indicate progress towards a successful loan finance of Newbuilding Vessel 1 and provide financial projections that show (i) Newbuilding Purchaser 1’s ability to take delivery of Newbuilding Vessel 1 and (ii) following such delivery, the Parent Guarantor’s pro forma compliance with the financial covenants set forth in Section 6.12.
(B)At the earlier of June 30, 2024 or three (3) months prior to expected delivery of Newbuilding Vessel 1, the Parent Guarantor is to provide evidence of a committed loan finance of Newbuilding Vessel 1 and provide financial projections that show (i) Newbuilding Purchaser 1’s ability to take delivery of Newbuilding Vessel #1 and (ii) following such delivery, the Parent Guarantor’s pro forma compliance with the financial covenants set forth in Section 6.12.
(C)At the earlier of August 30, 2024 or 1 month prior to expected delivery of Newbuilding Vessel 1, the Parent Guarantor is to provide evidence of signed financing facility documentation which will, finance Newbuilding Vessel 1 and provide definitive financial projections that show (i) Newbuilding Purchaser 1’s ability to take delivery of Newbuilding Vessel 1 and (ii) following such delivery, the Parent Guarantor’s pro forma compliance with the financial covenants set forth in Section 6.12.
(D)At the earlier of December 31, 2024 or six (6) months prior to expected delivery of Newbuilding Vessel 2, the Parent Guarantor is to provide evidence of discussions with potential lenders and/or export credit agencies that indicate progress towards a successful loan finance of Newbuilding Vessel 2 and provide financial projections that show (i) Newbuilding Purchaser 2’s ability to take delivery of Newbuilding Vessel 2 and (ii) following such delivery, the Parent Guarantor’s pro forma compliance with the financial covenants set forth in Section 6.12.

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(E)At the earlier of March 31, 2025 or three (3) months prior to expected delivery of Newbuilding Vessel 2, the Parent Guarantor is to provide evidence of a committed loan finance of Newbuilding Vessel 2 and provide financial projections that show (i) Newbuilding Purchaser 2’s ability to take delivery of Newbuilding Vessel 2 and (ii) following such delivery, the Parent Guarantor’s pro forma compliance with the financial covenants set forth in Section 6.12.
(F)At the earlier of May 30, 2025 or one (1) month prior to expected delivery of Newbuilding Vessel 2, the Parent Guarantor is to provide evidence of signed financing facility documentation which will, finance Newbuilding Vessel 2 and provide definitive financial projections that show (i) Newbuilding Purchaser 2’s ability to take delivery of Newbuilding Vessel 2 and (ii) following such delivery, the Parent Guarantor’s pro forma compliance with the financial covenants set forth in Section 6.12.
(vi)Contracted Cash Flows Forecast. In the event the amount of Revolving Loans outstanding exceeds fifty percent (50%) of the Contracted Cash Flows Forecast for a relevant period, the Borrower shall, on the Estimate Date (or if such Estimate Date is not a Business Day, the preceding Business Day), prepay the amount of the Revolving Loans required to ensure that the amount of Revolving Loans does not exceed fifty percent (50%) of the Contracted Cash Flows Forecast, provided that a prepayment resulting from delivery of an Updated Contracted Cash Flows Certificate shall be made no later than five (5) Business Days of delivery of such Updated Contracted Cash Flows Certificate. Such amounts prepaid pursuant to this paragraph (vi) shall not, for the avoidance of doubt, be automatically cancelled.
(c)Notices. Each such notice pursuant to this Section shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower, and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) ten (10) Business Days before the date of prepayment. Each Prepayment Notice shall specify (x) the prepayment date and (y) the Currency and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.
(d)Amounts; Application. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. All prepayments of the Term Loans shall be applied to principal installments on the Term Loans in the inverse order of maturity (including any amounts due on the Maturity Date). All prepayments (including, for the avoidance of doubt, those made under Section 5.14) shall be accompanied by accrued interest under Section 2.11, together with any additional amounts required pursuant to Section 2.16. All mandatory prepayments in part shall be made pro rata in Dollars and the Alternative Currency in proportion to the Dollar Equivalent outstanding. Upon a mandatory reduction of Commitments pursuant to Section 2.08(b), to the extent following such reduction, the relevant Class of Loans exceed the relevant Commitments for such Class, the Borrower shall make a prepayment to ensure the Loans do not exceed the Commitments for such Class in accordance with this paragraph (d).
(e)Alternative Currency. If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of the aggregate amount of the respective Loans and L/C Obligations denominated in the Alternative Currency at such time exceeds an amount equal to 100% of the Alternative Currency Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall prepay Loans or Cash Collateralize Letters of Credit in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect. For the avoidance of doubt, the Administrative Agent shall confirm (or promptly notify the Borrowing accordingly) that the Dollar Equivalent of the aggregate amount of the respective Loans and L/C Obligations denominated in the Alternative Currency at such time exceeds an amount equal to 100% of the Alternative Currency Sublimit on the last Business Day of each calendar month.
SECTION 1.09Termination or Reduction of Commitments.

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(a)Termination of Term Loan Commitments. The Term Loan Commitments shall automatically and permanently terminate on the Closing Date upon the funding of the Term Loans under the Term Loan Facility.
(b)Optional Termination or Reduction of Revolving Commitments and L/C Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Commitments or the L/C Commitments, or from time to time reduce the unused Revolving Commitments or L/C Commitments; provided that (i) each such notice shall be in writing and must be received by the Administrative Agent at least ten (10) Business Days prior to the effective date of such termination or reduction, and shall be irrevocable, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or a larger multiple thereof and (iii) the Borrower shall not terminate or reduce the Revolving Commitments or L/C Commitments, respectively, if, after giving effect thereto and to any concurrent prepayments hereunder, the total Revolving Credit Exposures would exceed the total Revolving Commitments or the total L/C Obligations would exceed the total L/C Commitments. Unless previously terminated, the Revolving Commitments shall automatically terminate on the Revolving Commitment Termination Date.
(c)Application of Revolving Commitment Reductions. The Administrative Agent will promptly notify the Revolving Lenders or the L/C Lenders of any termination or reduction of the Revolving Commitments or the L/C Commitments, respectively, pursuant to clause (b) of this Section. Upon any reduction of unused Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s ratable share of the amount of such reduction. Upon any reduction of unused L/C Commitments, the L/C Commitment of each L/C Lender and Issuing Bank shall be reduced by such Lender’s ratable share of the amount of such reduction.
(d)Hedging Exposure Following Prepayment and Commitment Reduction. Immediately following any prepayment, reduction, cancellation or repayment under this Article II, the Borrower shall ensure that the notional value of any Hedging Obligations under the Facility does not exceed the aggregate amount of all Term Loans outstanding, all Revolving Loans outstanding and all L/C Disbursements which have not been reimbursed by the Borrower.
SECTION 1.10Repayment of Loans.
(a)Term Loans under Term Loan Facility. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Loan Lenders the aggregate principal amount of all Term Loans outstanding under the Term Loan Facility in equal quarterly installments of Three Million One Hundred Twenty Five Thousand Dollars ($3,125,000) (which amount may be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.08), on the last Business Day of each March, June, September and December, commencing on June 30, 2022; provided, however, that the final principal repayment installment of such Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding under the Term Loan Facility on such date.
(b)Revolving Loans and L/C Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Lenders and the L/C Lenders on the Maturity Date the aggregate principal amount of all such Loans outstanding on such date.
SECTION 1.11Interest.
(a)Interest Rates. Subject to paragraph (b) of this Section, and provided the circumstances set forth in Section 2.19 do not exist, (i) each Term SOFR Loan shall bear interest at a rate per annum equal to the Adjusted Term SOFR for the Interest Period therefor plus the Applicable Rate, and (ii) each Eurocurrency Rate Loan shall bear interest at a rate per annum equal to the applicable Eurocurrency Rate for the Interest Period therefor plus the Applicable Rate.
(b)Default Interest. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. If any Event of Default has

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occurred and is continuing, the Borrower shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate.
(c)Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
(d)Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR, Eurocurrency Rate or Adjusted Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
SECTION 1.12Fees.
(a)Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender and each L/C Lender a commitment fee (the “Commitment Fee”) in Dollars on the average daily unused amount of the Revolving Commitment of such Revolving Lender and the average daily unused amount of the L/C Commitment of such L/C Lender, which shall accrue at a rate per annum equal to the Applicable Rate during the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date. Accrued Commitment Fees shall be payable in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2022, and on the Revolving Commitment Termination Date. For purposes of computing Commitment Fees, the Revolving Commitment of any Revolving Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Revolving Loans and the L/C Commitment of any L/C Lender shall be deemed to be used to the extent of the Revolving Lender’s participation in L/C Obligations.
(b)L/C Fees. The Borrower agrees to pay to the Administrative Agent for the account of each L/C Lender a Letter of Credit fee with respect to its participations in each outstanding Letter of Credit (the “L/C Fee”) on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Rate during the period from and including the Closing Date to and including the later of the Maturity Date and the date on which such Lender ceases to have any L/C Obligations. Accrued L/C Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 2022, and on the L/C Commitment Termination Date; provided that any such fees accruing after the L/C Commitment Termination Date shall be payable on demand.
(c)L/C Fronting Fees. The Borrower agrees to pay to each Issuing Bank for its own account a one-time fronting fee with respect to each Letter of Credit issued by such Issuing Bank at a rate equal to the percentage separately agreed upon between the Borrower and such Issuing Bank on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit.

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(d)Fee Letter Fees. The Borrower agrees to pay, in Dollars, the fees payable in the amounts and at the times agreed pursuant to the Fee Letters.
(e)Fee Computation. All fees payable under this Section (other than pursuant to paragraph (c) above) shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day in the case of the fees under Section 2.12(a) and (d) and including the last day in the case of the fees under Section 2.12(b) and (c)). Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error.
SECTION 1.13Evidence of Debt.
(a)Maintenance of Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Borrowing made by such Lender. The Administrative Agent shall maintain the Register in accordance with Section 9.04(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
(b)Promissory Notes. Upon the request of any Lender made through the Administrative Agent, or the Administrative Agent, the Borrower shall prepare, execute and deliver to such Lender a promissory note of the Borrower payable to such Lender or the Administrative Agent (or, if requested by such Lender, to such Lender and its registered assigns) and a form approved by the Administrative Agent, which shall evidence the Facility, or if applicable, such Lender’s Loans of a particular Class in addition to such records.
SECTION 1.14Payments Generally; Several Obligations of Lenders.
(a)Payments by Borrower. All payments to be made by the Borrower hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in the Alternative Currency, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 12:00 noon (New York City time) on the date specified herein. Except as otherwise expressly provided herein, all payments with respect to principal and interest on Loans denominated in the Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in the Alternative Currency in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. All amounts received by the Administrative Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative Agent will promptly distribute to each Issuing Bank or applicable Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Issuing Bank or Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). If any payment to be made by the Borrower shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in the Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

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(b)Application of Insufficient Payments. Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or unreimbursed L/C Disbursements, as applicable, then due to such parties.
(c)Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or the Issuing Banks, as the case may be, hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(d)Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(b), 2.15 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the applicable Issuing Bank to satisfy such Lender’s obligations to the Administrative Agent, and such Issuing Bank, as applicable, until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
(e)Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan or, as applicable, to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its applicable Loan, to purchase its participations, as applicable, or to make its payment under Section 9.03(c).
SECTION 1.15Sharing of Payments. If any Lender or Issuing Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans or participations in L/C Disbursements or other obligations hereunder, as applicable, resulting in such Lender or Issuing Bank receiving payment of a proportion of the aggregate amount of its Revolving Loans or Term Loans or participations in L/C Disbursements and accrued interest thereon or other such obligations, as applicable, greater than its pro rata share thereof as provided herein, then the Lender or Issuing Bank receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and Term Loans and participations in L/C Disbursements and such other obligations of the other Lenders or Issuing Banks under the applicable Facility, as applicable, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders and Issuing Banks, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Term Loans and participations in L/C Disbursements and other amounts owing them, as applicable; provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender, (y) the application of Cash Collateral provided for in Section 2.22, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender or Issuing Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender or Issuing Bank were a direct creditor of the Borrower in the amount of such participation.
SECTION 1.16Compensation for Losses. In the event of (a) the payment of any principal of any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b)  the failure to borrow or prepay any Term SOFR Loan or Eurocurrency Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), or (c) the assignment of any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto, in either case, as a result of a request by the Borrower pursuant to Section 2.21(b), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. In the case of a Eurocurrency Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable Currency of a comparable amount and period from other banks in the applicable offshore interbank market for such Currency, whether or not such Eurocurrency Rate Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 1.17Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any Issuing Bank or, with respect to Eurocurrency Rate Loans, the applicable offshore interbank market any other condition, cost or

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expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;
and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 1.18Taxes.
(a)Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Obligors under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligors shall be increased as necessary so that after

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such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Obligors. The Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Obligors. Each Obligor shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Obligor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the relevant Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section, the Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.18(g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

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(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)VAT.
(i) All amounts set out, or expressed to be payable under a Loan Document to a Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any Obligor under a Loan Document and such Secured Party is required to account to the relevant tax authority for the VAT, that Person must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party must promptly provide an appropriate VAT invoice to that Obligor).
(ii)If VAT is or becomes chargeable on any supply made by any Secured Party (the "Supplier") to any other Secured Party (the "Recipient") under a Loan Document, and any Obligor other than the Recipient (the "Relevant Party") is required by the terms of any Secured Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

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(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(iii)Where a Loan Document requires any Obligor to reimburse or indemnify a Secured Party for any cost or expenses, that Party shall at the same time reimburse or indemnify (as the case may be) such Secured Party against all VAT incurred by the Secured Party in respect of such costs or expenses but only to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv)In relation to any supply made by a Secured Party to any Obligor under a Loan Document, if reasonably requested by such Secured Party, that Obligor must promptly provide such Secured Party with details of that Obligor’s VAT registration number and any such other information as is reasonably requested in connection with such Secured Party's reporting requirements in relation to such supply.
(j)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 1.19Inability to Determine Rates. With respect to any Term SOFR Loan or Eurocurrency Rate Loan, subject to Section 2.24, if:
(a)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that:
(i)if Adjusted Term SOFR or the Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Adjusted Term SOFR” or “Eurocurrency Rate”, as applicable, cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period; or
(ii)with respect to any such Loan denominated in the Alternative Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to the Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);
(b)with respect to any Eurocurrency Rate Loan or any request therefor, the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Currency are not being offered to banks in the applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent; or
(c)the Required Lenders determine that for any reason in connection with any request for such Loan that if Adjusted Term SOFR or the Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest,

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fees, commissions or other amounts, Adjusted Term SOFR or the Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan during the applicable Interest Period, and, in the case of (i) or (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each applicable Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Term SOFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable) to or continue any Loan as an Term SOFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected Term SOFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (b) or (c), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of Term SOFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected Term SOFR Loans or Eurocurrency Rate Loans or the affected Interest Periods) or, failing that, (I) in the case of any request for an affected Term SOFR Borrowing in Dollars, the Borrower will be deemed to have converted any such request into a request for a Borrowing of ABR Loans in the amount specified therein and (II) in the case of any request for an affected Eurocurrency Rate Borrowing in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three Business Days after receipt by the Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.
SECTION 1.20Illegality. If it is or becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender to do so then: (a) that Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower upon becoming aware of that event; (b) upon the Administrative Agent notifying the Borrower, the unused Commitment(s) of that Lender will be immediately cancelled; and (c) the Borrower shall repay that Lender's participation in any outstanding Loans made to it on the last day of the relevant Interest Period, for each Loan already made, occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent being no earlier than the last day of any applicable grace period permitted by law and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.
SECTION 1.21Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending or Issuing Office. If any Lender or Issuing Bank requests compensation under Section 2.17, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 2.18, then such Lender or Issuing Bank shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or issuing Letters of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.18, as the case may be, in the future, and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)Replacement of Lenders or Issuing Banks. If any Lender or Issuing Bank requests compensation under Section 2.17, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.18 and, in each case, such Lender or Issuing Bank has declined or is unable to designate a different lending or issuing office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Issuing Bank and the Administrative Agent, require such Lender or Issuing Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.16, Section 2.17 or Section 2.18) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04;
(ii)such Lender or Issuing Bank shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with Applicable Law; and
(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced as an Issuing Bank hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.06.
SECTION 1.22Cash Collateral.
(a)Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender under the L/C Facility, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, shall, pursuant to an account pledge granting Collateral in

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the Cash Collateral Account, grant to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable L/C Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.23 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
SECTION 1.23Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Lenders, Required L/C Lenders, Required Term Loan Lenders and Section 9.02(b).
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so

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long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the applicable Lenders pro rata in accordance with the applicable Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender and each Issuing Bank irrevocably consents hereto.
(iii)Commitment and L/C Fees. (A) No Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(A)Each L/C Lender shall be entitled to receive L/C Fees for any period during which that L/C Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22.
(B)With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each L/C Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the L/C Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s L/C Commitment) but only to the extent that such reallocation does not cause the aggregate L/C Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s L/C Commitment. Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that L/C Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.22.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans

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of the other Lenders under the applicable Facilities or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders under the applicable Facilities in accordance with the applicable Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit. So long as any L/C Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.23(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any Lender may have against such Defaulting Lender.
SECTION 1.24Benchmark Replacement Setting.
(a)Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)No Secured Hedging Agreement shall constitute a “Loan Document” for purposes of this Section 2.24.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark

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Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.24.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for a Term SOFR Borrowing of Term SOFR Loans, or a Eurocurrency Rate Borrowing of Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the Borrower will be deemed to have converted any such request into a request for an ABR Borrowing or conversion to ABR Loans in the amount specified therein and (B) in the case of any request for any affected Eurocurrency Rate Borrowing, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Rate Loans, at the Borrower’s election, shall either (I) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.
ARTICLE III

REPRESENTATIONS AND WARRANTIES

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Each of the Obligors, jointly and severally, represents and warrants to the Administrative Agent, the Issuing Banks and the Lenders that:
SECTION 1.01Existence, Qualification and Power. Each of the Obligors (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.
SECTION 1.02Authorization; No Contravention. The execution, delivery and performance by each of the Obligors of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any Subsidiary or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Subsidiary or its property is subject or (c) violate any Law in any material respect.
SECTION 1.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Obligors of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect, provided that filings with the Companies House in England and Wales shall be made no later than twenty (21) days from the date of the relevant Loan Document.
SECTION 1.04Execution and Delivery; Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each of the Obligors. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
SECTION 1.05Financial Statements; No Material Adverse Effect.
(a)Financial Statements. The Audited Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Parent Guarantor and its Subsidiaries, as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on September 30, 2021 were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Parent Guarantor and its Subsidiaries, as of the date thereof and their results of operations and cash flows for the period covered thereby, subject to the absence of notes and to normal year-end audit adjustments.
(b)No Material Adverse Change. Since the date of the Audited Financial Statements, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

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SECTION 1.06Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of each Obligor, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Obligors or against any of their properties or revenues that (a) could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.
SECTION 1.07No Material Adverse Effect; No Default. No Obligor is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 1.08Property; Insurance.
(a)Ownership of Properties. Each of the Obligors has good, valid and indefeasible title to their respective material properties or assets, whether real, personal or mixed, or tangible or intangible, in each case free and clear of all Liens except Permitted Liens.
(b)Intellectual Property. Each of the Obligors owns, licenses or possesses the right to use all of the trademarks, tradenames, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, business, and the use thereof by such Obligor does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of each Obligor as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of each Obligor, threatened that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect.
SECTION 1.09Taxes. The Parent Guarantor and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 1.10Disclosure. (a) Each Obligor has disclosed to the Administrative Agent, the Issuing Banks and the Lenders all agreements, instruments and corporate or other restrictions to which any Obligor is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Obligors to any Agent, any Issuing Bank or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).

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(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
SECTION 1.11Compliance with Laws. Each of the Parent Guarantor and its Subsidiaries is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 1.12ERISA Compliance.
(a)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Obligors, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of the Obligors, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)Neither the Borrower nor the Parent Guarantor is a “benefit plan investor” within the meaning of Section 3(42) of ERISA.
(d)No ERISA Event has occurred, and neither the Obligors nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(e)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of any Obligor or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(f)To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Obligors nor any Subsidiary thereof has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Obligors or any Subsidiary thereof, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.

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(g)Neither the Borrower nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 53 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993).
(h)Neither the Borrower nor any of its Subsidiaries is or has at any time been "connected" with or an "associate" of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.
SECTION 1.13Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Administrative Agent or where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect, (i) each of the Obligors and the Approved Managers will, when required under applicable law to operate its business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations and conventions relating to pollution prevention, protection of human health (to the extent related to exposure to Materials of Environmental Concern) or protection of the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations and conventions to which either is a party relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, the “Environmental Laws”); (ii) each of the Obligors and the Approved Managers will, when required under applicable Environmental Law, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and will, when required under applicable Environmental Law be in compliance with all such Environmental Approvals required to operate their business as then being conducted; and (iii) each of the Obligors and the Approved Managers has not received any notice of any claim, action or cause of action by any person, entity or Governmental Authority, alleging potential liability for, or a requirement to incur, Governmental Authority investigation costs, cleanup costs, response and/or remedial costs (whether incurred by a Governmental Authority or otherwise), natural resource damages, property damages, personal injuries, attorneys’ fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines and penalties, if any, payable by it in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (b) except as heretofore disclosed in writing to the Administrative Agent there is no Environmental Claim pending or threatened in writing against any of the Obligors or the Approved Managers and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Obligors the adverse disposition of which is reasonably like to result in a Material Adverse Effect.
SECTION 1.14Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Credit Extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.
SECTION 1.15Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 1.16Sanctions; Anti-Corruption.

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(a)No Relevant Person is:
(i) a Restricted Party; or
(ii) in breach of any applicable Sanctions; or
(iii) has received notice of, or to the best of its knowledge and belief, is aware of any claim, proceeding or investigation against it concerning any Sanctions by any Sanctions Authority.
(b)The Parent Guarantor, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Parent Guarantor, the agents of the Parent Guarantor and its Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and any other applicable anti-corruption law, in all material respects.
(c)The Parent Guarantor and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA and any other applicable anti-corruption laws.
SECTION 1.17Solvency. Each of the Obligors is Solvent.
SECTION 1.18Pari Passu Ranking. Each Obligor’s payment obligations under the Loan Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
SECTION 1.19Equity Interests. (a) The Parent Guarantor directly or indirectly and beneficially owns one hundred percent (100%) of the Equity Interests of the Borrower, and (b) prior to the Closing Date, subject to the Existing Indebtedness and Liens granted thereunder, the Borrower directly or indirectly and beneficially owns one hundred percent (100%) of the Equity Interest of each Subsidiary Guarantor. The Borrower does not own, directly or indirectly, any Equity Interests other than those of the Subsidiary Guarantors.
SECTION 1.20Liens. As of the Closing Date, no Obligor (other than the Parent Guarantor) has any Liens that are not Permitted Liens.
SECTION 1.21Indebtedness. As of the Closing Date, no Obligor (other than the Parent Guarantor) has Indebtedness that is not Permitted Indebtedness.
SECTION 1.22Chief Executive Offices . The chief executive office and chief place of business and the office in which the records relating to such party’s earnings and other receivables are kept is located at, with respect to the Parent Guarantor, “Le Millenium”, 9 Boulevard Charles III, Monaco, 98000, and with respect to all other Obligors, South Denes Business Park, South Beach Parade, Great Yarmouth, NR30 3QR, United Kingdom.
SECTION 1.23No Proceedings to Dissolve . There are no proceedings or actions pending or contemplated by it, or to its best knowledge contemplated by any third party, to dissolve or terminate any Obligor.
SECTION 1.24Vessels. As of the Closing Date:
(a)each Vessel is in the sole and absolute ownership of the Vessel Owner that is identified herein as owning such Vessel and duly registered in such Vessel Owner’s name under the law of an Approved Flag Jurisdiction, and is not subject to any Liens other than Permitted Liens;

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(b)each Vessel is seaworthy for hull and machinery insurance warranty purposes and in every way fit for its intended service;
(c)each Collateral Vessel is insured in accordance with the provisions of this Agreement and the Security Documents and the requirements hereof and thereof in respect of such insurances will have been complied with;
(d)each Vessel is in class with a Classification Society in accordance with the provisions of this Agreement and the requirements hereof in respect of such classification will have been complied with; and
(e)each Collateral Vessel is managed by an Approved Manager pursuant to an Approved Management Agreement.
SECTION 1.25DAC 6. The Obligors shall supply to the Administrative Agent (in sufficient copies for all the Lenders, if the Administrative Agent so requests) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC 6 or any law or regulation which implements DAC 6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). For purposes of this Section 3.25, “DAC 6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.
SECTION 1.26Repetition. The representations and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Facility. Each of such representations and warranties shall be deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Borrowing Request, each Borrowing and the first day of each Interest Period.
ARTICLE IV

CONDITIONS
SECTION 1.01Closing Date. The obligation of each Lender (including each Issuing Bank) to make Credit Extensions hereunder on or after the Closing Date is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance acceptable to the Administrative Agent, each Issuing Bank and each Lender), provided that the Administrative Agent will provide confirmation of the satisfaction of conditions precedent to the Lenders one (1) Business Day prior to making such Credit Extensions on the Closing Date:
(a)Corporate Authority. The Administrative Agent shall have received the following documents in form and substance acceptable to the Administrative Agent:
(i)copies, certified as true and complete by an officer, director or manager (as applicable) of each Obligor of: (A) the resolutions of the directors or members thereof, and if required, resolutions of the shareholders thereof, evidencing approval of the Loan Documents to which each is a party and authorizing an appropriate person or persons or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations, (B) all documents evidencing any other necessary action (including actions by such parties thereto other than the Obligors as may be reasonably required by the Lenders), approvals or consents with respect to the Loan Documents, (C) its Organizational Documents, (D) the list of names and true signatures of the officers, directors or equivalent and attorneys-in-fact (as applicable) of such Obligor signing each Loan Document to which it is or to be a party and the other documents to be delivered hereunder and thereunder, (E) a certificate issued by the

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jurisdiction of organization as to the good standing (or equivalent concept in such jurisdiction) thereof and (F) a structure chart showing the organizational structure of the Group and Parent Guarantor;
(ii)a certificate signed by a Responsible Officer of (A) the Borrower to the effect that no Default or Event of Default shall have occurred and be continuing and (B) each of the Obligors to the effect that the representations and warranties of such Obligor contained in this Agreement and the other Loan Documents are true and correct as of the date of such certificate (unless an earlier date is set forth therein); and
(iii)In respect of each company incorporated in England and Wales whose shares are the subject of the Security Documents (a “Charged Company”), either:
(A)a certificate of an authorized signatory of the Parent Guarantor certifying that:
(1)each company has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and
(2)no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares,
(3)together with a copy of the "PSC register" (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company, is certified by an authorized signatory of the Parent to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or
(B)a certificate of an authorized signatory of the Parent Guarantor certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.
(b)This Agreement. The Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.
(c)The Notes. The Borrower shall have duly executed and delivered any Notes to the Administrative Agent or the Lenders, as applicable.
(d)Other Loan Documents. The Administrative Agent shall have received from each party thereto, the following Loan Documents, together with all other documents and notices required to be delivered thereunder:
(i)the Account Pledges;
(ii)the Share Pledges;
(iii)the Mortgages;
(iv)the Earnings Assignments;
(v)the Insurances Assignments;
(vi)the Charter Assignments, if any;
(vii)the Secured Hedging Agreement Assignments, if any;

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(viii)the Subordinated Debt Assignments, if any;
(ix)the Manager’s Undertakings;
(x)the Fee Letters;
(xi)the Subordination Agreement; and
(xii)the Secured Hedging Agreements, if any.
(e)Joint Venture Agreements; Shareholders Agreements; Silent Partnership Agreements; Intercompany Loan Agreements. Each of the Borrower and the Subsidiary Guarantors shall have delivered any joint venture agreements, shareholders agreements, silent partnership agreements and intercompany loan agreements to which it is a party to the Administrative Agent, or provided written confirmation to the Administrative Agent that no such agreements exist.
(f)Repayment of Existing Indebtedness. Evidence that the Obligors shall have been fully released from any obligations or liability for the principal of and interest on, and all other amounts owing in respect of, the Existing Indebtedness, that all other Indebtedness of the Obligors (other than Permitted Indebtedness) shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the Existing Credit Documents or any such other Indebtedness shall have been canceled or terminated and that all Guarantees (other than for trailing liabilities) in respect of, and all Liens securing the Existing Credit Documents or any such other Lien (except for Permitted Liens), shall have been released (or arrangements for such release satisfactory to Security Trustee shall have been made).
(g)Fees and Expenses. The Secured Parties shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Sections 2.12 and 9.03.
(h)Vessel Documentation. The Security Trustee shall have received (in form and substance acceptable to the Security Trustee):
(i)Documentary evidence that:
(A)each Vessel is definitively and permanently registered in the name of the relevant Vessel Owner under an Approved Flag Jurisdiction, unencumbered save by the relevant Mortgage thereon, if any;
(B)each Mortgage has been duly recorded against the relevant Collateral Vessel as a valid first preferred or priority ship mortgage in accordance with the laws of the Approved Flag Jurisdiction on which such Collateral Vessel is registered;
(C)each Vessel is insured in accordance with the provisions of Section 5.06 of this Agreement and all requirements therein in respect of insurances have been complied with, together with an insurance report addressed to the Administrative Agent, in form and substance acceptable to the Lenders, from a reputable insurance advisor appointed by the Administrative Agent in respect of the insurances of the Collateral Vessels; and
(D)each Collateral Vessel maintains the highest class for vessels of its type with the Classification Society free of any material overdue recommendations, which status shall be established by a confirmation of class certificate issued by the Classification Society and dated a date reasonably near the Closing Date.
(ii)Valuations of the Fair Market Value of each Collateral Vessel, paid for by the Borrower but addressed to the Administrative Agent, stated to be for the purposes of this

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Agreement within ten (10) days of the Effective Date, which evidence an aggregate average Fair Market Value for the Collateral Vessels of not less than 175% of all Borrowings requested on the Closing Date.
(iii)A copy of any Charter to which any Collateral Vessel may be subject.
(iv)A copy of the Inventory of Hazardous Materials, if applicable, for each Collateral Vessel; provided, however, that the Inventory of Hazardous Materials with respect to the SEAJACKS ZARATAN shall be delivered no later than twelve (12) months following the Closing Date.
(v)The following documents establishing that each Collateral Vessel will, as from the Closing Date, be managed by an Approved Manager:
(A)a copy of each Approved Management Agreement, certified as of the Closing Date by an Authorized Officer of the relevant Collateral Vessel Owner as being a true and correct copy thereof; and
(B)copies of each Approved Manager’s Document of Compliance and of each Collateral Vessel’s IAPPC, ISSC and SMC (together with any other details of the applicable safety management system which the Security Trustee requires), certified as of the Closing Date by an Authorized Officer of the relevant Collateral Vessel Owner as being a true and correct copy thereof.
(i)Searches; Perfection Filings.
(i)The Administrative Agent shall have received copies, dated as of a recent date, of tax, lien, judgment, intellectual property, bankruptcy and pending suit searches, in all jurisdictions as the Administrative Agent shall reasonably request relating to the Obligors, in each case accompanied by evidence (including any UCC termination statements) that the Liens indicated in any such search results constitute Permitted Liens; and
(ii)The Administrative Agent shall have received evidence that Uniform Commercial Code financing statements and all other filings necessary to establish, protect and perfect the Liens in the Collateral granted on the Closing Date, have been filed, or will be filed upon the making of the Loans, in such jurisdictions as the Administrative Agent may reasonably require.
(j)Financial Statements. The Borrowers shall deliver to the Administrative Agent the Audited Financial Statements.
(k)Contracted Cash Flows Certificate. The Administrative Agent shall have received a Contracted Cash Flows Certificate for the period commencing on the Closing Date.
(l)Reserved.
(m)Licenses, Consents and Approvals. The Administrative Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by the Loan Documents have been obtained.
(n)Know Your Customer Requirements. The Administrative Agent shall have received documentation to the satisfaction of each Lender in connection with its know your customer requirements, documentation and other evidence as is reasonably requested by the Administrative Agent or a Lender in order for each to carry out and be satisfied with the results of all necessary “know your customer” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Loan Documents, including specimen signatures, and including without limitation obtaining, verifying and recording certain information and documentation

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that will allow the Administrative Agent and each of the Lenders to identify each Obligor in accordance with the requirements of the Patriot Act.
(o)Legal Opinions. The Administrative Agent shall have received customary legal opinions addressed to the Administrative Agent and the Security Trustee from (i) Seward & Kissel LLP, counsel to the Secured Parties; (ii) Norton Rose Fulbright LLP, special counsel to the Secured Parties as to matters of laws of England and Wales; (ii) Patton, Moreno & Asvat, special counsel to the Secured Parties as to matters of laws of the Republic of Panama; (iii) L&J Law Office, PLC, special counsel to the Secured Parties as to matters of laws of Japan; and (iv) Conyers Dill & Pearman Limited, special counsel to the Secured Parties as to matters of laws of Bermuda, in each case in a form acceptable to the Administrative Agent and the Lenders regarding the transactions contemplated by this Agreement and the other Loan Documents and as to such other matters as the Administrative Agent may reasonably request.
(p)Process Agent Appointment. Evidence satisfactory to the Lenders that an agent for service of process has been appointed in each relevant jurisdiction under the Loan Documents as applicable.
(q)Termination of Existing Credit Documents. The Borrower shall have provided to the Administrative Agent evidence that the Existing Credit Documents has been or concurrently with the Closing Date is being terminated, all amounts due and payable thereunder have been paid in full and (if applicable) all guarantees and Liens thereunder have been or concurrently with the Closing Date are being released.
(r)Miscellaneous. Any other document, authorization, opinion or assurance as the Administrative Agent or the Required Lenders (through the Administrative Agent) may request.
Without limiting the generality of Section 8.03(c), for purposes of determining satisfaction of the conditions specified in this Section, each Lender or Issuing Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or Issuing Bank unless the Administrative Agent shall have received notice from such Lender or Issuing Bank prior to the proposed Closing Date specifying its objection thereto.
The Administrative Agent shall notify the Borrower, the Issuing Banks and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders and Issuing Banks to make Credit Extensions hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. (New York City time) on the last day of the Term Loan Availability Period (and, in the event that such conditions are not so satisfied or waived, the Revolving Commitments, the L/C Commitments and the Term Loan Commitments shall terminate at such time).
SECTION 1.02Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make a Credit Extension (including its initial Credit Extension) is additionally subject to the satisfaction of the following conditions:
(a)the Administrative Agent and, if applicable, the applicable Issuing Bank shall have received a written Borrowing Request or request for L/C Credit Extension, as applicable, in accordance with the requirements hereof;
(b)the representations and warranties of the Obligors set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Credit Extension (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);
(c)with respect to any Borrowing of a Revolving Loan, (i) evidence that following such Borrowing, the Obligors shall be in pro-forma compliance with the Collateral Maintenance

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Test set forth in Section 5.14 and (ii) the Contracted Cash Flows Certificate for the most recent period shall have been delivered and determined to be acceptable to the Required Lenders, provided however, that in the event the Required Lenders do not notify the Administrative Agent that such Contracted Cash Flows Certificate is not acceptable, the Administrative Agent shall be permitted to assume that such Contracted Cash Flows Certificate, once delivered in compliance with the other provisions of this Agreement, is acceptable to the Required Lenders; and
(d)no Default shall have occurred and be continuing or would result from such Credit Extension or from the application of proceeds thereof.
Each Borrowing Request or request for L/C Credit Extension, as applicable, by the Borrower hereunder and each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on and as of the date of the applicable Credit Extension as to the matters specified in clauses (b) and (d) above in this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or been canceled (without any pending drawings), each of the Obligors covenants and agrees with the Administrative Agent, the Issuing Banks and the Lenders that:
SECTION 1.01Financial Statements. The Borrower will furnish to the Administrative Agent, each Issuing Bank and each Lender:
(a)as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Parent Guarantor (or, if earlier, five (5) days after the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2022), the audited consolidated balance sheet of the Parent Guarantor and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows, all in reasonable detail and prepared in accordance with GAAP, certified as having been audited by an Acceptable Accounting Firm;
(b)as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor (or, if earlier, five (5) days after the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2022), the unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows, all in reasonable detail and prepared in accordance with GAAP, certified by a Financial Officer of the Parent Guarantor as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows;
(c)as soon as available, but in any event prior to the first day of each fiscal year, an annual consolidated budget and cash flow projections for the Parent Guarantor; and
(d)together with each set of financial statements that the Borrower delivers under paragraphs (a) and (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12; and
(e)a Contracted Cash Flows Certificate, to be delivered no later than (x) ten (10) days prior to (1) the Closing Date and (2) thereafter, the first day of each fiscal quarter, and (y) five (5) Business Days following a change to any Valid Employment term which would have the effect of any of the following:

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(i)reducing Expected EBITDA,
(ii)reducing the term of any Valid Employment,
(iii)force majeure,
(iv)non-payment of earnings under a Valid Employment,
(v)any other assumption made in Contracted Cash Flows Forecast proves not to be realistic in the opinion of the Lenders,
(vi)cancellation of any Valid Employment for any reason by any party, provided that any such updated Contract Cash Flows Certificate delivered under this clause (y) shall take into account such change(s) (each, an “Updated Cash Flows Certificate”).
SECTION 1.02Green Loan Reporting; Valuations; Other Information. The Borrower will deliver to the Administrative Agent, each Issuing Bank and each Lender (and with respect to (a) below, the Green Advisor):
(a)(i) within thirty (30) days of the Closing Date, a Green Loan Compliance Certificate, and (ii) thereafter, so long as any Green Loan is outstanding, within one hundred twenty (120) days after the end of each fiscal year of the Borrower, in form and substance reasonably acceptable to the Lenders and the Green Advisor, a Green Loan Compliance Certificate, together with (x) a Green Loan Report, and (y) a Sustainability Report; provided that, for the avoidance of doubt, any failure to comply with this paragraph (a) shall not result in an Event of Default, but rather a Green Loan Mandatory Conversion;
(b)valuation certificates issued by two (2) Approved Brokers selected and appointed by the Borrower, setting forth the Fair Market Value of each Collateral Vessel, together with a Compliance Certificate setting forth calculations for the Collateral Maintenance Test, as follows:
(i)at the Borrower’s expense, not later than ten (10) days after the end of each fiscal quarter ending June 30th and December 31st;
(ii)at the Lenders’ expense, at all other times upon the request of the Administrative Agent or the Required Lenders, unless an Event of Default has occurred and is continuing, in which case the Borrower shall procure it at its expense as often as requested, provided that if there is a difference of or in excess of fifteen percent (15%) between the two (2) valuations obtained, the Borrower shall, at its sole expense, obtain a third valuation from an Approved Broker appointed by the Agent in consultation with the Borrower.
(c)no later than ten (10) days after the end of each fiscal quarter, evidence of the Equity Interest in Scorpio Tankers Inc. (including the number of shares of common stock) held by the Parent Guarantor at the end of such fiscal quarter;
(d)promptly after dispatch, but in any event within 5 days, all documents dispatched by an Obligor to its shareholders or creditors generally;
(e)if applicable, upon the request of any Lender and at the cost of the Borrower, on or before July 31st in each calendar year, supply or procure the supply to the Administrative Agent of all information necessary in order for that Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Collateral Vessels for the preceding calendar year provided always that no Lender shall publicly disclose

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such information with the identity of the Collateral Vessels without the prior written consent of the Borrower. For the avoidance of doubt, such information shall constitute “Information” under this Agreement, but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment;
(f)promptly following any request therefor, (i) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Issuing Bank or Lender (through the Administrative Agent) may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent, any Issuing Bank or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws. The Obligors shall promptly upon the request of any Lender supply or procure the supply of such documentation as is reasonably requested by such Lender, in order for the Lender, to carry out and be satisfied it has complied with all necessary identification and verification checks or other similar checks under all applicable laws and regulations, including checks (but not limited to) to be carried out by the Lender pursuant to anti-money laundering laws, terrorist financing laws and Sanctions and embargoes laws and other regulations with regard to the transactions contemplated in this Agreement and the other Loan Documents;
(g)promptly after receipt thereof by the Parent Guarantor or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent Guarantor or any Subsidiary thereof; and
(h)promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower or the Parent Guarantor by independent accountants in connection with the accounts or books of the Borrower, the Parent Guarantor or any Subsidiary, or any audit of any of them as the Administrative Agent or any Issuing Bank or Lender (through the Administrative Agent) may from time to time reasonably request.
SECTION 1.03Notices. The Borrower will promptly notify the Administrative Agent, each Issuing Bank and each Lender of:
(a)the occurrence of any Default;
(b)the filing, commencement or judgment in respect of any material action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws;
(c)the occurrence of any ERISA Event;
(d)notice of any action arising under any Environmental Law or of any noncompliance by the Borrower or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(e)any material change in accounting or financial reporting practices by the Parent Guarantor or any Subsidiary thereof, provided that the Borrower shall provide notice of any change to its fiscal year prior to the date of such change;

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(f)to the extent permitted by Law, promptly upon becoming aware thereof, any claim, proceeding, formal notice or investigation against any Obligor by any Sanctions Authority with respect to Sanctions; and
(g)any matter or development that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the occurrence requiring such notice and stating what action the Borrower has taken and proposes to take with respect thereto.
SECTION 1.04Preservation of Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.03 or 6.04; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in England and Wales whose shares are the subject of a Share Pledge; and promptly provide the Security Trustee with a copy of that notice.
SECTION 1.05Maintenance of Properties. Except as expressly provided herein, the Borrower will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 1.06Maintenance of Insurance. (a) Each Obligor shall maintain with financially sound and reputable insurance or reinsurance companies rated at least A- AMBest or BBB+ S&P (or any equivalent notation from equivalent agency), insurance on all its properties and against all such risks and in at least such amounts as are usually insured against by companies of established reputation engaged in the same or similar business from time to time.
(b)Each of the Vessel Owners shall comply with each of the insurance requirements set forth in Schedule 5.06B.
SECTION 1.07Payment of Obligations. Each Obligor will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Obligor or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 1.08Compliance with Laws. Each Obligor will, and will cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 1.09Environmental Matters. Each Obligor will comply in all material respects with all Environmental Laws applicable to the ownership or use of any Collateral Vessel or property now or hereafter owned or operated by such Obligor, pay or cause to be paid within a reasonable time period all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and keep or cause to be kept all such Collateral Vessel or property free and clear of any Liens imposed pursuant to such Environmental Laws. No Obligor will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of,

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Hazardous Materials on or from any Collateral Vessel or property now or hereafter owned or operated or occupied by such Obligor, or transport or permit the transportation of Hazardous Materials to or from any ports or property, except in each case in material compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses.
SECTION 1.10Books and Records; Inspections. The Parent Guarantor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business. The Parent Guarantor will, and will cause each of its Subsidiaries (other than the Excluded Subsidiaries) to, permit officers and designated representatives of the Administrative Agent and the Lenders as a group to visit and inspect, during regular business hours and under guidance of officers of the Parent Guarantor or any Subsidiary (other than the Excluded Subsidiaries) thereof, any of the properties of the Parent Guarantor or any Subsidiary thereof, and to examine the books of account of the Parent Guarantor or any Subsidiary (other than the Excluded Subsidiaries) thereof and discuss the affairs, finances and accounts of the Parent Guarantor or any Subsidiary (other than the Excluded Subsidiaries) thereof with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may request; provided that, unless an Event of Default exists and is continuing at such time, the Administrative Agent and the Lenders shall not be entitled to request more than two (2) such visitations and/or examinations in any fiscal year of the Parent Guarantor.
SECTION 1.11Inspection Rights. The Borrower and each Subsidiary Guarantor will permit representatives and independent contractors of the Administrative Agent and each Issuing Bank and Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Obligors and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Issuing Banks and Lenders may exercise rights under this Section and (b) the Administrative Agent shall not exercise such rights more often than two times during any calendar year; provided, further, that when an Event of Default exists the Administrative Agent or any Issuing Bank or Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the expense of the Borrower and at any time during normal business hours and without advance notice.
SECTION 1.12Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans and use of the Letters of Credit issued hereunder not in contravention of any Law or of any Loan Document, and (i) in respect of the Term Loan Facility, to partially refinance the Existing Indebtedness, (ii) in respect of the Revolving Loans, to partially refinance the Existing Indebtedness and for general corporate purposes and working capital needs of the Borrower and its Subsidiaries, and (iii) in respect of the Letters of Credit, to be issued for the benefit of customers of the Borrower and its Subsidiaries in the ordinary course of business.
SECTION 1.13Sanctions; Anti-Corruption Laws.
(a)No Obligor shall (and each of them shall ensure that no other Relevant Person will) take any action, make any omission or use (directly or indirectly) any proceeds of a Loan, or use (directly or indirectly) any Letter of Credit, in a manner that:
(i)is a breach of any applicable Sanctions; and/or
(ii)causes (or will cause) a breach of any applicable Sanctions by any Secured Party.
(b)No Obligor shall (and each of them shall ensure that no other Relevant Person will) take any action or make any omission that results, or is reasonably likely to result, in it or any Secured Party becoming a Restricted Party.

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(c)Each Obligor shall ensure that it shall not use any revenue or benefit derived from any activity or dealing with a Restricted Person for the purpose of discharging amounts owing to any Secured Party in respect of the Facility.
(d)No Obligor shall (and each of them shall ensure that no other Relevant Person will):
(i)Use or allow to be used (directly or indirectly) any proceeds of the Loan (or lend, contribute or otherwise make available such proceeds to any person), or use (directly or indirectly) any Letter of Credit, to fund, finance, facilitate, participate or contribute to any activity or business or transaction of, with or related to (or otherwise to make funds available to or for the benefit of) any Restricted Party or in any Restricted Jurisdiction, or which would otherwise cause any Obligor or any Secured Party to be in breach of any applicable Sanctions; or
(ii)fund all or part of any payment under any Facility out of proceeds derived directly or indirectly from any activity or transaction with a Restricted Party or in any Restricted Jurisdiction, or which would otherwise cause any Obligor or any Secured Party to be in breach of any Sanctions.
(e)The Borrower shall implement and maintain appropriate safeguards designed to prevent any action that would be contrary to paragraphs (a), (b), (c) and (d) above.
(f)The Borrower undertakes not to employ the Vessels nor allow their employment, operation or management in any manner contrary to any law or regulation including but not limited to any applicable Sanctions.
(g)Each Obligor will maintain in effect policies and procedures designed to promote compliance by each Obligor, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.
SECTION 1.14Collateral Maintenance Test. If the aggregate Fair Market Value of the Collateral Vessels mortgaged to the Security Trustee (evidenced by the valuations provided to the Administrative Agent pursuant to Section 5.02(b)) is less than one hundred seventy five percent (175%) (the “Required Percentage”) of the aggregate of the Dollar Equivalent of (a) the Outstanding Amount of the Term Loans, (b) the outstanding amount of Revolving Loans, (c) the outstanding amount of L/C Loans (excluding the amount of any L/C Loans which are cash collateralized) and (d) the negative value of any hedging exposure under Secured Hedging Agreements (if any) (the “Collateral Maintenance Test”), the Borrower shall, as applicable, within fourteen (14) days of (x) the date of delivery of any semi-annual valuations evidencing such breach of the Collateral Maintenance Test, or (y) receiving written notice from the Administrative Agent of such shortfall, which notice shall specify the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either:
(A) grant additional Collateral in the form of (i) cash, (ii) a Mortgage (and related Security Documents) over a Non-Collateral Vessel, or (iii) other Collateral in a form acceptable to the Lenders, in each case of sufficient value (including in the case of a Mortgage over a Non-Collateral Vessel, Fair Market Value), such that the Collateral Maintenance Test shall be met when adding such additional Collateral to the Fair Market Value of the Collateral Vessels; or
(B) prepay the Loans outstanding, on a pro rata basis, in a total amount as shall result in the Borrower regaining compliance with the Collateral Maintenance Test.
Any additional Collateral provided pursuant to paragraph (A) above shall be released upon the Borrower’s request provided the Borrower has demonstrated to the Administrative Agent that the Collateral Maintenance Test has been met without such additional Collateral for not less than two (2) consecutive semi-annual periods.
SECTION 1.15Vessel Covenants. Each Collateral Vessel Owner or Non-Collateral Vessel Owner, as applicable, shall:

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(a)Registration and Name. keep the Vessel owned by it registered in its name under the law of an Approved Flag Jurisdiction; not change the flag of a Collateral Vessel to another Approved Flag Jurisdiction without the Required Lenders’ prior written consent (such consent not to be unreasonably withheld or delayed); not do, omit to do or allow to be done anything as a result of which such registration might be cancelled; and not change the name or port of registry on which such Collateral Vessel was registered from its name and port of registry on the Effective Date. In the event that a Collateral Vessel Owner desires to implement a Flag Jurisdiction Transfer consented to by the Required Lenders with respect to a Collateral Vessel, upon receipt of reasonable advance notice thereof from the Borrower, the Security Trustee shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as any Obligor may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the relevant Collateral Vessel from its previous flag jurisdiction, and (iii) the release and discharge of the related Security Documents; provided that the relevant Obligor shall pay all documented out of pocket costs and expenses reasonably incurred by the Security Trustee in connection with provision of such assistance. Each Secured Party hereby consents in connection with any such Flag Jurisdiction Transfer and subject to the satisfaction of the requirements thereof to be satisfied by the relevant Obligor, to (x) deregister such Collateral Vessel from its previous flag jurisdiction and (y) release and hereby direct the Security Trustee to release the relevant Mortgage. Each Secured Party hereby directs the Security Trustee, and the Security Trustee agrees to execute and deliver or, at the Borrower’s expense, file such documents and perform other actions reasonably necessary to release the relevant Mortgages when and as directed pursuant to this Section 5.16(a);
(b)Repair and Classification. keep the Vessel owned by it in a good and safe condition and state of repair, consistent with first class ship ownership and management practice, so as to maintain the highest class for that Vessel with a Classification Society, free of overdue recommendations; and as to comply with all laws and regulations applicable to vessels registered under the law of such Vessel’s Approved Flag Jurisdiction or to vessels trading to any jurisdiction to which that Vessel may trade from time to time, including but not limited to the ISM Code and the ISPS Code;
(c)Modification. not make any permanent modification or repairs to, or replacement of, the Collateral Vessel owned by it or equipment installed on that Collateral Vessel which would materially alter the structure, type or performance characteristics of that Collateral Vessel (excluding such alterations that are made in good faith in connection with the employment of the Collateral Vessel) or materially reduce its value;
(d)Removal of Parts. not remove any material part of the Collateral Vessel owned by it, or any item of equipment installed on, that Collateral Vessel unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Lien or any right in favor of any person other than the Security Trustee and becomes on installation on that Collateral Vessel, the property of that Collateral Vessel Owner and subject to the security constituted by the Mortgage, provided that a Collateral Vessel Owner may install and remove equipment owned by a third party if the equipment can be removed without any risk of damage to the Collateral Vessel owned by it;
(e)Surveys. at its sole expense, shall submit the Collateral Vessel owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Required Lenders, provide the Security Trustee, at that Collateral Vessel Owner’s sole expense, with copies of all survey reports;
(f)Inspection. permit the Security Trustee (by surveyors or other persons appointed by it for that purpose at the cost of the Borrower and that Collateral Vessel Owner) to board the Collateral Vessel owned by it at all reasonable times but not more than one time per year with reasonable prior notice to the relevant Collateral Vessel Owner to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for

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such inspections. The Security Trustee shall ensure that the operation of that Collateral Vessel is not adversely affected as a result of such inspections;
(g)Prevention and release from arrest. promptly discharge:
(i)all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Vessel owned by it, or any Collateral Vessel’s Earnings or Insurances;
(ii)all taxes, dues and other amounts charged in respect of the Collateral Vessel owned by it, the Earnings or the Insurances;
(iii)all other accounts payable whatsoever in respect of the Collateral Vessel owned by it, the Earnings or the Insurances; and
(iv)forthwith and in any event within forty five (45) days upon receiving notice of the arrest of the Collateral Vessel owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Collateral Vessel Owner shall procure its release by providing bail or otherwise as the circumstances may require;
(h)Compliance with laws. (i) comply, or procure compliance with, all laws or regulations relating to its business generally or relating to the ownership, employment, operation and management of the Vessel owned by it, including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions; (ii) in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit any Vessel owned by it to enter or trade to any zone which is declared a “Listed Area” by Lloyd's Market Association Joint War Committee (or equivalent) unless the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) has been given, and that Vessel Owner has (at its expense) effected any special, additional or modified insurance cover which the Required Lenders or the relevant insurers, brokers and / or war risks and protection and indemnity associations for that Vessel may require; and (iii) procure that:
(i)each Vessel owned by it is not (directly or indirectly) used by or for the benefit of a Restricted Party (including, but not limited to selling, chartering or leasing to a Restricted Party) in breach of applicable Sanctions, or in trading to or from, or otherwise calling at any port of, a Restricted Jurisdiction in breach of applicable Sanctions;
(ii)each Vessel owned by it is not (directly or indirectly) used in any manner contrary to Sanctions, or in a manner that creates a risk that an Obligor or a Secured Party would become a Restricted Party or the Vessel would become the subject of Sanctions; and
(iii)without prejudice to any of the above provisions of this Section 5.15(h), procure that each charterparty in respect of each Vessel owned by it contains, for the benefit of the Vessel Owner, language which gives effect to the provisions of Section 5.15(h).
(i)Provision of information. promptly provide the Security Trustee with any information which the Required Lenders reasonably request regarding (i) the Collateral Vessel owned by it, its employment, position and engagements; (ii) the Earnings and payments and amounts due to that Collateral Vessel’s master and crew; (iii) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Collateral Vessel and any payments made in respect of that Collateral Vessel; (iv) any towages and salvages; and (v) that Collateral Vessel Owner’s, the Approved Manager’s and that Collateral Vessel’s compliance with the ISM Code and the ISPS Code; and further, upon the Security Trustee’s request, provide copies of any current Charter relating to that Collateral Vessel and copies of the Approved Manager’s Document of Compliance;

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(j)Notifications. immediately notify the Security Trustee of (i) any casualty which is or is likely to be or to become a Major Casualty; any occurrence as a result of which the Collateral Vessel owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss; any requirement or condition made by any insurer or classification society or by any competent authority which is not complied with within the specified time; any arrest or detention of the Collateral Vessel owned by it, any exercise or purported exercise of any Security Interest on that Collateral Vessel or the Earnings or any requisition of that Collateral Vessel for hire; any intended dry docking of the Collateral Vessel owned by it; any Environmental Claim made against that Collateral Vessel Owner or in connection with the Collateral Vessel owned by it; any claim for breach of the ISM Code or the ISPS Code being made against that Collateral Vessel Owner, the Approved Manager following an Collateral Vessel Owner becoming aware of the same or otherwise in connection with the Collateral Vessel owned by it; or any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with; and that Collateral Vessel Owner shall keep the Security Trustee advised in writing on a regular basis and in such detail if the Security Trustee reasonably requires of that Collateral Vessel Owner’s, an Approved Manager’s or any other person’s response to any of those events or matters.
(k)Restrictions on chartering; appointment of managers. not:
(i)let the Collateral Vessel owned by it on demise or bareboat charter for any period, without the prior written consent of the Required Lenders, other than the Permitted Bareboat Charters;
(ii)charter the Collateral Vessel owned by it otherwise than on bona fide arm’s length terms at the time when that Collateral Vessel is fixed;
(iii)appoint a manager of the Collateral Vessel owned by it other than an Approved Manager or agree to any alteration to the terms or termination of any Approved Management Agreement;
(iv)de-activate or lay up the Collateral Vessel owned by it;
(v)change the classification Society of the Collateral Vessel owned by it to another Approved Classification Society without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld or delayed); or
(vi)in the case of a Collateral Vessel Owner, charter in any vessel from a third party;
(l)Vessel Earnings. Ensure that, subject only to the provisions of the Assignments of Earnings, that all the Earnings are paid to the respective Earnings Account.
(m)Copies of Charters; Charter Assignment. promptly (i) furnish to the Agent a true and complete copy of any Charter for the Collateral Vessel owned by it, all other documents related thereto and a true and complete copy of each material amendment or other modification thereof; and (ii) in respect of any such Charter, execute and deliver to the Agent an Assignment of Charter.
(n)Notice of Mortgage. keep the Mortgage registered against the Collateral Vessel owned by it as a valid first preferred or first priority mortgage, as the case may be, carry on board that Collateral Vessel a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Collateral Vessel a framed printed notice stating that such Collateral Vessel is mortgaged by that Collateral Vessel Owner to the Security Trustee.
(o)Green Passport. procure that upon any Collateral Vessel obtaining a Green Passport, deliver a copy to the Administrative Agent.

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(p)Inventory of Hazardous Materials. procure that each Collateral Vessel Owner maintains an Inventory of Hazardous Materials in respect of its Collateral Vessel; provided however that the Inventory of Hazardous Materials with respect to the SEAJACKS ZARATAN shall be required to be delivered no later than twelve (12) months following the Closing Date.

(q)Green Scrapping. in the event that a Vessel Owner undertakes to dismantle a Vessel (or to sell such Vessel with the intention of it being dismantled) with the prior written consent of the Administrative Agent (or any other vessel owned by it) (such consent not to be unreasonably withheld or delayed) and upon making the relevant prepayment required under Section 2.08(b), it shall comply with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and to the extent applicable, United States laws, as well as any other applicable vessel dismantling conventions on safe, sustainable, and socially and environmentally responsible dismantling of such Vessel that is taken out of service.
SECTION 1.16Most Favored Nation. If the Borrower or a Subsidiary Guarantor shall incur any Indebtedness (excluding Guarantees of a Subsidiary Guarantor which is not a Vessel Owner) or grant any Liens in respect of Indebtedness, which by its terms has additional or stricter Financial Covenants than those set forth in Section 6.12, the Borrower shall immediately notify the Administrative Agent of such financial covenants prior to the Borrower or Subsidiary Guarantor incurring such Indebtedness or granting such Liens, and those Financial Covenants shall be deemed to apply to this Agreement as if set out in full herein. If required by the Administrative Agent and the Required Lenders, the Borrower shall promptly enter into an amendment to this Agreement or such other documentation to provide for such financial covenants incorporated hereunder. For purposes of this Section 5.16, “Financial Covenant” means a financial covenant applicable to the Parent Guarantor or any of its Subsidiaries which requires the maintenance of any particular financial ratio or metric, which applicable covenant has no equivalent provision in this Agreement or would be more restrictive as to the Parent Guarantor or any of the Subsidiaries than the corresponding provision set forth herein.
SECTION 1.17Ownership. The Borrower will directly or indirectly own 100% of the Equity Interests in each Subsidiary Guarantor, and the Parent Guarantor will directly or indirectly own 100% of the Equity Interests in the Borrower; provided that an Obligor whose Equity Interests are not subject to a Share Pledge hereunder may be permitted to have a change in direct ownership which does not conflict with this Section 5.17 with the prior written consent of the Lenders (such consent not to be unreasonably withheld or delayed, and it being agreed that a Lender would not be acting unreasonably if such consent is not provided on account of a failure to meet the Lender’s KYC requirements).
SECTION 1.18Additional Guarantors. The Obligors shall cause each Subsidiary of the Borrower not in existence on the Effective Date to execute and deliver to the Security Trustee on its date of formation or acquisition (or, in each case, such longer period as the Required Lenders may agree), (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) such opinion of counsel as the Security Trustee may reasonably request, and (C) such other agreements, instruments, approvals, constitutional documents, corporate authorizations or other documents reasonably requested by the Agents in order to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents that are applicable to the Guarantors.
SECTION 1.19Pensions Act. The Borrower shall ensure that neither it or any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.
SECTION 1.20Post-Closing Condition. No later than ninety (90) days following the Closing Date, the Borrower shall have provided to the Administrative Agent evidence that its Subsidiary, Seajacks Installation Services Limited, shall have been dissolved, and prior to such date, the Borrower shall ensure that Seajacks Installation Services Limited does not conduct any business or operations other than distributing its assets, settling its affairs and winding up its business.

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ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or been canceled (without any pending drawings), the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks and the Lenders that:
SECTION 1.01Indebtedness. Neither the Borrower nor a Subsidiary Guarantor owning a Collateral Vessel will create, incur, assume or suffer to exist any Indebtedness, except (collectively, “Permitted Indebtedness”):
(a)Indebtedness incurred under the Loan Documents;
(b)Subordinated Liabilities;
(c)Hedging Obligations which (1) are Secured Hedging Obligations or (2) satisfy the requirements of Section 6.15;
(d)Existing Indebtedness which is repaid in full on the Closing Date; and

(e)in the case of the Borrower or a Subsidiary Guarantor which is not a Vessel Owner, Indebtedness incurred to finance a Newbuilding Vessel.

SECTION 1.02Liens. The Obligors will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):
(a)Liens incurred under the Existing Credit Documents which are released in full on the Closing Date;
(b)the Liens granted under the Security Documents;
(c)with respect to the Parent Guarantor, Liens over any assets, property or revenues which do not constitute Collateral;
(d)Liens granted in the Equity Interests in the Excluded Subsidiaries;
(e)any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(f)Liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;
(g)Liens for salvage;
(h)Liens for master’s disbursements incurred in the ordinary course of trading;
(i)Liens arising by operation of law for not more than two (2) months’ prepaid hire under any charter or other contract of employment in relation to a Vessel not otherwise prohibited by this Agreement;
(j)Liens arising by operation of law in respect of Taxes which are not overdue for payment or which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

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(k)cash collateral in respect of letters of credit (and similar instruments) which are notified in writing to the Administrative Agent; and
(l)any other Liens arising by operation of law in the ordinary course of the operation, repair or maintenance of any Vessel and not as a result of any default or omission by any Obligor, and subject, in the case of liens for repair or maintenance, to the terms of this Agreement.
SECTION 1.03Fundamental Changes. No Obligor shall merge, dissolve, liquidate, consolidate with or into another Person, enter into any merger, de-merger, amalgamation or corporate reconstruction, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (save for any Disposition of a Vessel in compliance with Section 2.08(b)) (whether now owned or hereafter acquired) to or in favor of any Person.
SECTION 1.04Dispositions. The Borrower and the Subsidiary Guarantors shall not make any Disposition or enter into any agreement to make any Disposition, except a Disposition in the ordinary course of business of assets, a Disposition of a Vessel in compliance with Section 2.08(b) or a Disposition of the Equity Interests of an Excluded Subsidiary.
SECTION 1.05Investments. (a) The Borrower and the Subsidiary Guarantors shall not make any loans, guarantees or other form of financial support, except (i) to the Borrower or a Subsidiary Guarantor, (ii) in the ordinary course of business and on an unsecured basis in the aggregate amount of up to $1,000,000 at any time outstanding, (iii) to the Parent Guarantor or any Subsidiary of the Parent Guarantor in the ordinary course of business, on an unsecured and subordinated basis and provided no Event of Default has occurred and is continuing, and (b) the Collateral Vessel Owners shall not make any Investments other than as permitted under this Section 6.05.
SECTION 1.06Transactions with Affiliates. The Obligors shall not enter into any transaction with an Affiliate except for transactions on an arms’ length basis.
SECTION 1.07Reserved.
SECTION 1.08Dividends and Distributions. No Obligor shall directly or indirectly declare or pay any dividend or make any distribution on account of its Equity Interests unless: (a) no Default or Event of Default has occurred and is continuing or would occur as a result of such dividend or distribution, (b) after giving effect to such dividend or distribution, the Parent Guarantor is in proforma compliance with the financial covenants provided for under Section 6.12 or incorporated hereunder under Section 5.16 and (c) with respect to dividends or distributions made to a Person that is not an Obligor, such payment does not exceed the lesser of (i) fifty percent (50%) of such Obligor’s net income for the most recent fiscal quarter and (ii) twenty five percent (25%) of Contracted Cash Flows Forecast for such Obligor; provided however that (x) any Subsidiary Guarantor may make a dividend or distribution to another Subsidiary Guarantor or the Borrower at any time; (y) the Obligors shall be permitted to make dividends or distributions with respect to preferred shares issued by the Parent Guarantor on or after the Effective Date without meeting the requirements in clause (c) of this Section 6.08, and (z) the Parent Guarantor shall be permitted to make a dividend or distribution of up to $0.01 per share per fiscal quarter (adjusted accordingly for any stock splits or reverse stock splits after the Closing Date) without meeting the requirements in clause (c) of this Section 6.08.
SECTION 1.09Equity Interests. No Obligor (excluding the Parent Guarantor) shall (i) purchase, cancel, redeem or retire any of its Equity Interests, (ii) increase or reduce its authorized Equity Interests; or (iii) issue any additional Equity Interests except to the extent such new Equity Interests are made subject to the terms of a Share Pledge immediately upon the issue thereof in a manner satisfactory to the Administrative Agent.
SECTION 1.10Change of Business. The Obligors shall not make any substantial change to the general nature of the business of the Parent Guarantor or the other Obligors from that carried on as at the Effective Date, other than those businesses conducted by the such Obligor on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof, without the prior consent of the Required Lenders (not to be unreasonably withheld or delayed); provided that no

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Vessel Owners for so long as it owns a Vessel shall change the nature of its business or commence any business other than in connection with, or for the purpose of, owning, managing, chartering and operating the Vessel owned by it and such other business ancillary or incidental thereto.
SECTION 1.11Restriction on Use of Proceeds. The Borrower will not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
SECTION 1.12Financial Covenants.
(a)Net Leverage Ratio. The Parent Guarantor will not permit the Net Leverage Ratio of the Parent Guarantor to be greater than 2.75:1.00, to be tested as of the last day of each fiscal quarter.
(b)Equity Percentage. The Parent Guarantor shall not permit the Equity Percentage to be equal to or less than fifty percent (50%), to be tested as of the last day of each fiscal quarter.
(c)Interest Coverage Ratio. The Parent Guarantor shall not permit the Interest Coverage Ratio of the Parent Guarantor to be less than 5.0:1.0, to be tested as of the last day of each fiscal quarter.
(d)Minimum Free Liquidity. The Parent Guarantor shall not permit its Consolidated Liquidity to be less than $30,000,000 (the “Minimum Free Liquidity Amount”), at least $15,000,000 of which shall be in cash; provided that, upon the delivery of each Newbuilding Vessel to the relevant Excluded Subsidiary, the Minimum Free Liquidity Amount shall be increased by $7,500,000 at each such delivery, which amount may consist of restricted cash which has been pledged in favor of lenders under a financing for such Newbuilding Vessel.
SECTION 1.13Anti-Corruption; Use of Proceeds. The Borrower will not, directly or indirectly, use the proceeds of the Loans or use the Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law.
SECTION 1.14Accounts. Neither the Borrower nor any Collateral Vessel Owner shall open any account other than the Earnings Accounts or another account held with an Account Bank.
SECTION 1.15Permitted Hedging Agreements. Neither the Borrower nor a Subsidiary Guarantor shall enter into any Hedging Agreements or incur Hedging Obligations other than:
(a)pursuant to Secured Hedging Agreements;
(b)pursuant to Hedging Agreements (i) for which the Hedging Obligations relate to the Facility or the Vessels, and (ii) which prior to entering into such Hedging Agreement, the relevant Obligor has given each Secured Hedging Bank a right of first refusal to match any bona fide offer from a bank or financial institution which is not a Secured Hedging Bank on equivalent or competitive terms, and (iii) whose Hedging Obligations are unsecured; and
(c)with respect to the Borrower or a Subsidiary Guarantor that is not a Vessel Owner, pursuant to Hedging Agreements whose Hedging Obligations are not related to the Facility or the Vessels.
ARTICLE VII

EVENTS OF DEFAULT

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SECTION 1.01Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:
(a)Non-Payment.
(i)Any payment of principal, interest or fees payable pursuant to this Agreement or any Fee Letter is not made on the due date thereof, unless such failure is caused by an administrative or technical error and payment is made within three (3) Business Days of its due date; or
(ii)any payment of any other amount payable pursuant to this Agreement or any other Loan Document is not made on the due date, and such failure continues for ten (10) days; or
(b)Representations. Any representation, warranty or other statement made by any Obligor in (i) this Agreement, (ii) any of the other Loan Documents or (iii) any other instrument, document or other agreement delivered in connection herewith or therewith, proves to have been untrue or misleading in any material respect when made or deemed made; or
(c)Impossibility; Illegality. It becomes impossible or unlawful for any Obligor to fulfill any of its covenants or obligations under any Loan Document or for any Secured Party to exercise any of the rights vested in it under any Loan Document, and such impossibility or illegality in the opinion of the Required Lenders will give rise to a Material Adverse Effect; or
(d)Reserved.
(e)Certain Covenants. (i) Any Obligor defaults in the performance or observance of any covenant contained in Sections 5.01 (Financial Statements), 5.06 (Maintenance of Insurance), 5.08 (Compliance with Laws), 5.09 (Environmental Matters), 5.13 (Sanctions), 5.14 (Collateral Maintenance Test), 5.15(h) (Compliance with Laws), Section 5.20 (Post-Closing Covenants) or Article VI (Negative Covenants) of this Agreement; or
(f)Other Provisions. Any Obligor defaults in the performance of any term, covenant or agreement contained in any Loan Document to which it is a party or in any other instrument, document or other agreement delivered by it in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 7.01, or there occurs any other event which constitutes a default by any Obligor under any Loan Document to which it is a party and in each case such default which is capable of remedy continues unremedied for a period of ten (10) Business Days after the earlier of (i) knowledge thereof by a Responsible Officer or the board of directors (or equivalent) of any Obligor or (ii) the Borrower having been notified thereof in writing by the Administrative Agent, in each case other than an Event of Default referred to elsewhere in this Section 7.01; or
(g)Indebtedness. (i) Any default occurs in the payment when due (after giving effect to applicable notice and cure periods) of any Indebtedness of the Parent Guarantor or any of its Subsidiaries, or (ii) any other default occurs in respect of any Indebtedness of the Parent Guarantor or any of its Subsidiaries, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or indebtedness to become due prior to its stated maturity, and, in either case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such payment default or other default, exceeds $5,000,000; or
(h)Other Agreements. There is Indebtedness or payment obligations by a member of the Group, under any agreement to which the Parent Guarantor or any of its Subsidiaries is a party with a third party or parties, and (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Million Dollars ($5,000,000); or (b) any default by the Parent Guarantor or any of its Subsidiaries, the result of which could reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, a “default” for purposes of this Section 7.01(h), shall include (but is not limited to) any payment default or an acceleration of maturity; or

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(i)Bankruptcy.
(i)Any Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, administration or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, moratorium or other relief with respect to it or its debts, or (B) seeking appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, receiver manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Obligor shall make a general assignment for the benefit of its creditors; or
(ii)there shall be commenced against any Obligor any case, proceeding or other action of a nature referred to in clause (i) above, which is not in the opinion of the Required Lenders frivolous or vexatious, and which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of twenty five (25) Business Days and the relevant Obligor does not take the appropriate means to dismiss, discharge, or bond such action within fifteen (15) Business Days; or
(iii)there shall be commenced against any Obligor thereof any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which is not in the opinion of the Required Lenders frivolous or vexatious, and which action the relevant Obligor shall not have taken the appropriate means to discharge, stay or dismiss within fifteen (15) Business Days from entry thereof, and which further has not been vacated, discharged, or stayed or bonded pending appeal within twenty five (25) Business Days from the entry thereof; or
(iv)any Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above;
(v)any Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or a moratorium shall be declared in respect of any material indebtedness of such Obligor; or
(vi)any Obligor shall make a general assignment for the benefit of creditors; or
(j)Certain ERISA Transactions. (i) An ERISA Event has occurred or exists that, in the reasonable option of the Required Lenders, when taken together with all other ERISA Events that have occurred or exist, could reasonably be expected to result in liabilities of, or a lien on any assets of, the Obligors and Subsidiaries thereof of $5,000,000 or more; (ii) an instance of non-compliance with ERISA, the Code or any other applicable requirement of Law shall have occurred with respect to any Plan, Benefit Plan, Foreign Plan, Multiemployer Plan, Multiple Employer Plan, Pension Plan or an ERISA Event, shall exist or occur that, in the reasonable opinion of the Required Lenders, when taken together with all other such instances of non-compliance with ERISA, the Code or any other applicable requirement of Law shall have occurred with respect to any Plan, Benefit Plan, Foreign Plan, Multiemployer Plan, Multiple Employer Plan, Pension Plan or an ERISA Event that exist or have occurred, or could reasonably be expected to exist or occur, could reasonably be expected to result in a Material Adverse Effect; or (iii) any of the Obligors or Subsidiaries becomes a “benefit plan investor” within the meaning of Section 3(42) of ERISA; or
(k)Judgments and Decrees. Any judgment, order or decree is made the effect whereof would be to render invalid this Agreement or any other Loan Document or any material provision thereof or any Obligor asserts in writing that any such agreement or provision thereof is invalid; a judgment or decree (other than disclosed litigation under Section 3.06 hereof) shall be entered against any member of the Group for an aggregate liability (net of amounts paid or covered by insurance) of $5,000,000 or more and such judgment or decree shall not have been vacated, discharged, stayed or bonded pending appeal for a period of sixty (60) consecutive days from the entry thereof; or

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(l)Invalidity of Loan Documents or Liens; Unlawfulness. (i) Any Loan Document or any material provision thereof shall cease, for any reason, to be in full force and effect (other than by reason of a release of any Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the obligations in accordance with the terms hereof or thereof), or any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind any Loan Document or any material provision thereof shall be commenced by or on behalf of any Obligor or any Governmental Authority, (ii) the Lien created in any Collateral in any of the Security Documents shall cease to be enforceable and of the same effect and priority (subject to Permitted Liens) purported to be created thereby, or (iii) it becomes unlawful or impossible for any Obligor to discharge any liability under a Loan Document or to comply with any other obligation which the Required Lenders reasonably consider material under a Loan Document; or
(m)Business Suspended; Termination of Operations. Any Obligor shall be enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting a material part of its business and such order shall continue in effect for more than forty-five (45) consecutive days, or any Obligor otherwise ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets thereof are seized or otherwise appropriated; or
(n)Failure of Effectiveness of Collateral. Except as otherwise permitted hereunder, the Secured Parties shall cease to have a first-priority perfected Lien in any Collateral; or
(o)Reserved.
(p)Reserved.
(q)Creditors’ Process. A creditor attaches or takes possession of, or a distress, execution, sequestration or process is levied or enforced upon or sued out against, a material part of undertakings, assets, rights or revenues of any Obligor in relation to a claim by such creditor and such Obligor does not procure that such action is lifted, released or expunged within 15 days of such action being instituted; or
(r)Newbuilding Financing Default. A Material Concern arises in relation to the Newbuilding Vessel 1 or Newbuilding Vessel 2, if such vessel(s) are financed via a recourse financing with the Parent Guarantor (each, a “Newbuilding Financing”). For purposes of this paragraph (r), “Material Concern” means, in the reasonable opinion of the Required Lenders, that the Parent Guarantor or the Newbuilding Purchaser through its action or inaction has the effect of causing the Parent Guarantor or the Newbuilding Purchaser not being able to drawdown under the respective Newbuilding Financing and to accept delivery of either Newbuilding Vessel by its relevant expected delivery date, then, and in every such event (other than an event with respect to the Borrower described in clause (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i)terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(ii)declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;
(iii)require that the Borrower Cash Collateralize the L/C Obligations as provided in Section 2.22(a); and

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(iv)exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and Applicable Law;
provided that, in case of any event with respect to the Borrower described in clause (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as provided in clause (iii) above shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 1.02Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, subject to Sections 2.22 and 2.23, all and payments and proceeds received by the Security Trustee in respect of any sale of, collection from or other realization upon all or any part of the Collateral, pursuant to the exercise by the Security Trustee of its remedies, or from any mortgagee’s interest insurance required pursuant to Section 5.06, shall be applied, in full or in part, together with any other sums then held by or distributed or paid to the Security Trustee or the Administrative Agent pursuant to this Agreement or any other Loan Document (including as a result of any exercise of any right or remedy hereunder or thereunder), promptly by the Administrative Agent as follows:
(i)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 9.03 and amounts payable under a Fee Letter) payable to the Administrative Agent in its capacity as such;
(ii)second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, reimbursement obligations in respect of L/C Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed L/C Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed L/C Disbursements, and Hedging Obligations, and (B) to Cash Collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.05 or 2.23, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause(iv) (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to Cash Collateralize such L/C Obligations, (y) subject to Section 2.05(c) or 2.23, amounts used to Cash Collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of Cash Collateral shall be distributed in accordance with this clause (iv);
(v)fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Issuing Banks and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

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(vi)finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired or cancelled (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above (including (vi) above).
ARTICLE VIII

AGENT AND SECURITY TRUSTEE
SECTION 1.01Appointment and Authority.
(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints DNB Bank ASA, New York Branch to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 8.06(b), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b) Each of the Lenders and other Secured Parties (by their acceptance of the benefits hereof and of the other Loan Documents) hereby appoints and authorizes (with a right of revocation) the Security Trustee to act as security trustee hereunder and under the other Loan Documents (other than any Notes) with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. To secure the payment of all sums of money from time to time owing to the Secured Parties under the Loan Documents and the Secured Hedging Agreements, and the performance of the covenants of the Borrower and any other Obligor herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, the Security Trustee does hereby declare that it will hold as security trustee in trust for the benefit of the Secured Parties, from and after the execution and delivery thereof, all of its right, title and interest as mortgagee in, to and under the Mortgages and its right, title and interest as assignee and secured party under the other Loan Documents (the right, title and interest of the Security Trustee in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all property hereafter specifically subjected to the security interest created hereby and by the Loan Documents by any amendment hereto or thereto are herein collectively called the “Estate”); TO HAVE AND TO HOLD the Estate unto the Security Trustee and its successors and assigns forever, BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Secured Parties and their respective successors and assigns without any priority of any one over any other, UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, the relevant Obligor shall be permitted, to the exclusion of the Security Trustee, to possess and use the Collateral Vessels and the other property comprising the Estate. IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each Obligor, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the Secured Parties as hereinafter set forth. The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.
SECTION 1.02Rights as a Lender or Issuing Bank. If applicable, the Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender or Issuing Bank as

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any other Lender or Issuing Bank and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 1.03Exculpatory Provisions.
(a)Each Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, each Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that each Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its branches or Affiliates in any capacity.
(b)Neither Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower, a Lender or an Issuing Bank.
(c)Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.
SECTION 1.04Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit, that by its terms

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must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 1.05Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of any Facility as well as activities as each Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 1.06Resignation.
(a)Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank or another institution regularly engaged in agency activities. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Any successor Agent shall be entitled to receive payments free from US federal withholding Tax imposed by FATCA and comply with all FATCA rules in force.
(b)If the Person serving as an Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as an Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or

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omitted to be taken by any of them while the retiring or removed Agent was acting as Agent. To the extent the retiring or removed Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring or removed Agent shall at or reasonably promptly following the Resignation Effective Date cause such collateral to be transferred to the successor Agent or, if no successor Agent has been appointed and accepted such appointment, to the respective Issuing Banks ratably according to the outstanding amount of Cash Collateralized Letters of Credit issued by them, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.
SECTION 1.07Non-Reliance on Agents, Issuing Banks and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent, any Mandated Lead Arranger, any Bookrunner, the Green Advisor, the Coordinator, any other Issuing Bank or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent, any Mandated Lead Arranger, any Bookrunner, the Coordinator, the Green Advisor, any other Issuing Bank or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.
SECTION 1.08No Other Duties. Anything herein to the contrary notwithstanding, none of the Mandated Lead Arrangers, the Bookrunners or the Coordinator listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
SECTION 1.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03.
SECTION 1.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-11 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-29 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, if a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iii) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 1.11Collateral Matters. (a) Each Lender authorizes and directs the Security Trustee to enter into the Security Documents for the benefit of the Lenders and the other Secured Parties. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Security Trustee is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to, or during, an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

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(b)The Lenders hereby authorize the Security Trustee, at its option and in its discretion, to release any Lien on any property granted to or held by the Security Trustee under any Loan Document (i) upon termination of all Commitments and payment and satisfaction in full of the Obligations (other than contingent indemnification obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) that is sold or otherwise disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 2.08, (iii) in connection with any Flag Jurisdiction Transfer, provided that the requirements thereof are satisfied by the relevant Obligor, and (iv) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders to the extent required hereunder) or (v) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Security Trustee’s authority to release its interest in particular types or items of Collateral pursuant to this Section 8.11.
(c)The Security Trustee shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or that the Liens granted to the Security Trustee herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Security Trustee in this Section 8.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Security Trustee shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(d)(i)    The other Secured Parties shall not have any right whatsoever to do any of the following: (A) exercise any rights or remedies with respect to the Collateral or to direct any Agent to do the same, including, without limitation, the right to (1) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (2) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election or make collections with respect to all or any portion of the Collateral or (3) release any Obligor under any Loan Document or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (B) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, the Loan Documents); (C) vote in any case concerning any Obligor under the Bankruptcy Code or any other proceeding under any reorganization, arrangement, adjudication of debt, relief of debtors, dissolution, insolvency, liquidation or similar proceeding in respect of the Obligors or any of their respective Subsidiaries (any such proceeding, for purposes of this clause (d)(i), a “Bankruptcy Proceeding”) with respect to, or take any other actions concerning the Collateral; (D) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (E) oppose any sale, transfer or other disposition of the Collateral; (F) object to any debtor-in-possession financing in any Bankruptcy Proceeding which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (G) object to the use of cash collateral in respect of the Collateral in any Bankruptcy Proceeding; or (H) seek, or object to the Lenders or any Agent seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy Proceeding.
(i)Each other Secured Party, by its acceptance of the benefits of this Agreement and the other Loan Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Administrative Agent, the Security Trustee and the Lenders, with the consent of the Administrative Agent and the Security Trustee, may enforce the provisions of the Loan Documents and exercise remedies thereunder (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the UCC. The other Secured Parties by their acceptance of the benefits of this Agreement and the other Loan Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of

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or upon all or any of the Collateral. Whether or not a Bankruptcy Proceeding has been commenced, the other Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Obligors and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.
(ii)To the maximum extent permitted by law, each Secured Party waives any claim it might have against the Administrative Agent and the Security Trustee or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in Sections 8.02, 8.03 and 8.05) except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person. To the maximum extent permitted by applicable law, none of the Administrative Agent, the Security Trustee nor any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower, any Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.
(i)Erroneous Payments.
(a)With respect to any payment that the Administrative Agent makes to any Lender or other Secured Party as to which the Administrative Agent determines that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from the Borrower either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate. A notice of the Administrative Agent to any Person under this clause (a) shall be conclusive, absent manifest error.
(b)Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Secured Party, whether or not in respect of an Obligation due and owing by a Secured Party at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount was received by it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate. A notice of the Administrative Agent to any Person under this clause (b) shall be conclusive, absent manifest error. To the extent permitted by law, each Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document against any amount due to the Administrative Agent under immediately preceding clauses (a) or (b) under the indemnification provisions of this Agreement.
(d)The parties hereto agree that payment of a Rescindable Amount shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Obligor, except, in each case, to the extent such Rescindable Amount is, and solely with respect to the amount of such Rescindable Amount that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making such Rescindable Amount. For the avoidance of doubt, no provision in this Section 8.12 shall be interpreted to increase (or accelerate the due date for) or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or any other Obligor relative to the amount (and/or timing for payment) of the Obligations that would have been payable had the erroneous Rescindable Amount not been paid by the Administrative Agent.
SECTION 1.12Parallel Debt owed by the Borrower to the Security Trustee.
For the purpose of taking and ensuring the continuing validity of Liens created or to be created under the Security Documents, notwithstanding any contrary provisions in this Agreement:
(a)The Borrower irrevocably and unconditionally undertakes to pay to the Security Trustee (the “Parallel Debt”) amounts equal to, and in the currency of, all present and future amounts payable by it to a Secured Party under this Agreement and/or any other Loan Document (the "Original Obligations") as and when each amount falls due for payment under the relevant Loan Document;
(b)the Security Trustee shall have an own independent right to demand and receive payment of the Parallel Debt;
(c)the Parallel Debt shall not limit or affect the existence of the Original Obligations for which the relevant Secured Parties shall have each an independent right to demand payment;
(d)notwithstanding paragraphs (a) to (c) above, payments by the Borrower of any amounts in respect of the Parallel Debt shall to the same extent decrease and be a good discharge of the corresponding Original Obligations owing to the relevant Secured Parties and payment by the Borrower of its Original Obligations to relevant Secured Parties shall to the same extent decrease and discharge the Parallel Debt owing by the Borrower to the Security Trustee;
(e)the Parallel Debt is owed to the Security Trustee in its own name on behalf of itself and not as agent or representative of any other person nor as trustee and the Security Documents shall secure the Parallel Debt so owing;
(f)without limiting or affecting the Security Trustee’s right to protect, preserve or enforce its rights under any Security Document, the Security Trustee undertakes to each Secured Party not to exercise its rights in respect of the Parallel Debt without the consent of the relevant Secured Parties; and
(g)the Security Trustee undertakes to pay to the Secured Parties any amount collected or received by it in payment or partial payment of the Parallel Debt and shall distribute any amount so received to the Secured Parties in accordance with the terms of this Agreement as if such amounts had been received in respect of the Original Obligations.
ARTICLE IX

MISCELLANEOUS
SECTION 1.01Notices; Public Information.

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(a)Notices Generally. Except as provided in paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:
(i)if to the Borrower or any Guarantor, to it at:
“Le Millenium”
9 Boulevard Charles III
Monaco 98000
Attn: Legal Department
Email: legal@scorpiogroup.net

(ii)if to the Administrative Agent, to:
30 Hudson Yards, 81st Floor
500 West 33rd Street
New York, New York 10001
Attn: Samantha Stone
Email: Samanatha.Stone@dnb.no

(iii)if to a Lender or Issuing Bank, to it at its address (or email address) set forth in Schedule 2.01 hereto or, if applicable, an Assignment and Assumption Agreement.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, etc. Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto.
(d)Platform.
(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform.
(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-

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infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.
(e)Public Information. The Borrower hereby acknowledges that certain of the Lenders and Issuing Banks (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agents, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 9.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.
SECTION 1.02Waivers; Amendments.
(a)No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Obligor shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.01 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) each Issuing Bank from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (iii)  any Lender or Issuing Bank from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.15) or (iv) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Obligor under any Debtor Relief Law; provided, further, that if at any time there is no Person

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acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 7.01 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.15, any Lender or Issuing Bank may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.
(b)Amendments, Etc. Except as otherwise expressly set forth in this Agreement (including Section 2.24), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Obligor therefrom, shall be effective unless in writing executed by the Borrower, the relevant Obligor and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower, the relevant Obligor and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(i)extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);
(ii)reduce the principal of, or rate of interest specified herein on, any Loan or any L/C Disbursement (including an increase in the Green Loan Margin Discount), or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein);
(iii)postpone any date scheduled for any payment of principal of, or interest on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;
(iv)change Section 2.14(b) or Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby or change Section 7.02, in each case, without the written consent of each Lender directly and adversely affected thereby;
(v)waive any condition set forth in Section 4.01 without the written consent of each Lender;
(vi)change Section 2.05(d) in a manner that would permit the expiration date of any Letter of Credit to occur after the L/C Commitment Termination Date without the written consent of each L/C Lender;
(vii)change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (but any change to the definition of “Required Revolving Lenders” shall only require the written consent of each Lender with a Revolving Credit Exposure or Revolving Commitment at such time, any change to the definition of “Required Term Loan Lenders” shall only require the written consent of each Lender with a Term Loan Commitment or an outstanding Term Loan at such time), and any change to the definition of “Required L/C Lenders” shall only require the written consent of each Lender with an L/C Commitment or outstanding L/C Obligations at such time);
(viii)amend the definition of “Alternative Currency” or “Currency” without the written consent of each Lender;

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(ix)amend, waive or otherwise modify any term or provision that directly affects the rights or duties of the Lenders under the Revolving Facility and does not directly affect the rights or duties of the Lenders under the Term Loan Facility or L/C Lenders, in each case, without the written consent of the Required Revolving Lenders;
(x)amend, waive or otherwise modify any term or provision that directly affects the rights or duties of the Lenders under any Term Loan Facility and does not directly affect the rights or duties of the Lenders under the Revolving Facility or the L/C Lenders, in each case, without the written consent of the Required Term Loan Lenders;
(xi)amend, waive or otherwise modify any term or provision that directly affects the rights or duties of the L/C Lenders and does not directly affect the rights or duties of the Lenders under the Revolving Facility or the Term Loan Facility, in each case, without the written consent of the Required L/C Lenders;
(xii)extend the L/C Availability Period, the Revolving Availability Period or the Term Loan Availability Period;
(xiii)amend the provisions that govern the release of an Obligor from its obligations hereunder or any Collateral; or
(xiv)amend Section 7.01 (Events of Default);
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, and (B) any Issuing Bank, unless in writing executed by such Issuing Bank.
Notwithstanding anything herein to the contrary, (i) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms directly affects the rights or duties of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number of percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at such time and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by any Issuing Bank (solely to the extent such provision affects or may affect it in its capacity as an Issuing Bank) or the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.
SECTION 1.03Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of any Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the

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other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the arranger or the Administrative Agent in their capacities as such and other than claims with respect to a Letter of Credit brought by one Indemnitee against another Indemnitee acting in a different capacity or role with respect to such Letter of Credit such as an issuing bank as opposed to an advising bank, confirming bank, negotiating bank or transferring bank). Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(e).

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(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)Payments. All amounts due under this Section shall be payable promptly, but in any event not later than twenty (20) days after demand therefor.
(f)Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 1.04Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its applicable Commitment and the applicable Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment or the applicable Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to or by related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed).

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(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Loan or the applicable Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or an Approved Transferee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of any Facility;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)the consent of each Issuing Bank shall be required for assignments in respect of the L/C Facility.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in 30 Hudson Yards, 81st Floor, 500 West 33rd Street, New York, New York 10001, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the applicable Commitments of, and principal amounts (and stated interest) of the applicable Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the applicable Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any Issuing Bank or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its applicable Commitment or the applicable Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(b) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(g) (it being understood that the documentation required under Section 2.18(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21(b) with respect to any Participant. To the extent permitted by law, each Participant also shall

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be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, including, without limitation, any transfer of rights to a special purpose vehicle where a Lien over securities issued by such special purpose vehicle is to be created in favor of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) or to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities; and; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 1.05Survival. All covenants, agreements, representations and warranties made by any Obligor herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.16, 2.17, 9.03, 9.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 1.06Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures or electronic records,

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each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 1.07Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any Issuing Bank, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.
SECTION 1.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective branches and Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such branch or Affiliate, to or for the credit or the account of an Obligor against any and all of the obligations of the Obligors now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective branches or Affiliates, irrespective of whether or not such Lender, Issuing Bank, branch or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Obligors may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective branches and Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective branches and Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 1.09Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)Jurisdiction. Each of the Obligors irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each

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of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(c)Waiver of Venue. Each Obligor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each Obligor irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on such Obligor by mailing or delivering the same by hand to such Obligor at its address located at 150 East 58th Street, New York, New York 10155. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Obligors as such, and shall be legal and binding upon the Obligors for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Obligors to the Secured Parties) against the Obligors in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Obligors will advise the Administrative Agent promptly of any change of address for the purpose of service of process. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 1.10WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 1.11Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 1.12Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agree to maintain the confidentiality of the

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Information (as defined below), except that Information may be disclosed (a) to its branches and Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating an Obligor or its Subsidiaries or any Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any Facility; (h) to a Lender or Issuing Bank’s credit risk insurance providers, insurance companies or reinsurance companies; (i) with the consent of the Borrower; (j) to a Lender’s prospective lenders or investors; or (k) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section. In addition, the Administrative Agent, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers (including third parties providing administration and settlement services and any auditors) to the Agents or any Issuing Bank or Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from an Obligor or any of its Subsidiaries relating to an Obligor or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by an Obligor or any of its Subsidiaries; provided that, in the case of information received from an Obligor or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 1.13PATRIOT Act. Each Issuing Bank or Lender subject to the PATRIOT Act hereby notifies the Obligors that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Issuing Bank or Lender to identify the Obligors in accordance with the PATRIOT Act.
SECTION 1.14Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with Applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender or

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other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
SECTION 1.15Payments Set Aside. To the extent that any payment by or on behalf of an Obligor is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable Currency of such recovery or payment.
SECTION 1.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Obligor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between an Obligor and its Subsidiaries and the Secured Parties is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Mandated Lead Arrangers, the Administrative Agent, the Security Trustee, the Coordinator, the Bookrunners, the Green Advisor, any Issuing Bank or any Lender has advised or is advising an Obligor or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Secured Parties are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Secured Parties, on the other hand, (iii) the Obligors have consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) each of the Secured Parties is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for an Obligor or any of its Affiliates, or any other Person; (ii) none of the Secured Parties has any obligation to an Obligor or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Secured Parties and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Obligors and their Affiliates, and none of the Secured Parties has any obligation to disclose any of such interests to the Obligors or their Affiliates. To the fullest extent permitted by Law, each Obligor hereby waives and releases any claims that it may have against any of the Secured Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 1.17Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

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(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 1.18Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from an Obligor in the Agreement Currency, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Obligor (or to any other Person who may be entitled thereto under Applicable Law).
SECTION 1.19Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

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(b)As used in this Section 9.19, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE X

GUARANTY AND INDEMNITY
SECTION 1.01Guarantee and Indemnity. In order to induce the Lenders to make the Loans to the Borrower, each Guarantor irrevocably and unconditionally jointly and severally.
(a)guarantees to each Secured Party, as a primary obligor and not merely as a surety, punctual payment and performance by the Borrower and each other Obligor of all their respective obligations under the Loan Documents;
(b)undertakes with each Secured Party that whenever the Borrowers or any other Obligor does not pay any amount (whether for principal, interest, fees, expenses or otherwise) when due (whether at stated maturity, by acceleration or otherwise) under or in connection with any Loan Document, such Guarantor shall immediately on demand pay that amount as if it were the primary obligor; and
(c)agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrowers or any other Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due. The amount payable by such Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 10 if the amount claimed had been recoverable on the basis of a guarantee;
SECTION 1.02Continuing Guarantee. This guarantee is a continuing guarantee that shall remain in full force and effect until the irrevocable payment and performance in full by any Obligor under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee shall automatically terminate when the principal of and interest and premium (if any) on the Loan, all fees and all other expenses or amounts payable under this Agreement shall have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made), in accordance with the terms of this Agreement and the other Loan Documents. This guarantee constitutes a guarantee of punctual performance and payment and not merely of collection. Notwithstanding the foregoing, any Hedging Obligations guaranteed by the Guarantors under this Section 10 shall not include any Excluded Hedging Obligations.

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SECTION 1.03Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is rescinded, discharged, avoided or reduced, or must be restored or returned, upon insolvency, bankruptcy, reorganization, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Section 10 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
SECTION 1.04Waiver of Defenses. The obligations of each Guarantor under this Section 10 and in respect of any security provided by or pursuant to the Security Documents are irrevocable, absolute and unconditional and shall not be affected or discharged by an act, omission, matter or thing which, but for this Section 10.04, would reduce, release or prejudice any of its obligations under this Section 10 or in respect of any security provided by or pursuant to the Security Documents (without limitation and whether or not known to it or any Secured Party) including (and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to):
(a)any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;
(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any collateral;
(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure, shareholders, members or status of an Obligor or any other person (including without limitation any change in the holding of such Obligor’s or other person’s Equity Interests);
(e)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Loan Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Loan Document or other document or security;
(f)any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security;
(g)any bankruptcy, insolvency or similar proceedings;
(h)any election of remedies by a Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any Obligor, any other guarantor or any other person or entity or any collateral;
(i)any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder; or
(j)any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor.
SECTION 1.05Other Waivers. Each Guarantor hereby unconditionally and irrevocably waives:

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(a)promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice and this guarantee and any requirement that a Secured Party protect, secure, perfect or insure any security, Lien or any property subject thereto or exhaust any right or take any action against an Obligor, any other guarantor or any other person or entity or any collateral;
(b)any right to revoke this guarantee; and
(c)any duty on the part of an Obligor to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of that Obligor or any of their respective Subsidiaries now or hereafter known by any Secured Party.
SECTION 1.06Acknowledgment of Benefits. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 10 are knowingly made in contemplation of such benefits.
SECTION 1.07Immediate Recourse. Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Loan Document or to enforce any security provided by or pursuant to the Security Documents) before claiming or commencing proceedings under this Section 10. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.
SECTION 1.08Appropriations. Until all amounts which may be or become payable by the Obligor under or in connection with the Loan Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:
(a)refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and
(b)hold in an interest-bearing suspense account any moneys received from a Guarantor or on account of a Guarantor’s liability under this Section 10.
SECTION 1.09Deferral of Guarantors’ Rights. All rights which a Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Loan Documents and until all obligations under the Loan Documents are paid in full and unless the Administrative Agent otherwise directs, no Guarantor will exercise its rights which it may have (whether in respect of any Loan Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Section 10:
(a)to be indemnified by any Obligor;
(b)to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor’s obligations under the Loan Documents;
(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Secured Party;

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(d)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which a Guarantor has given a guarantee, undertaking or indemnity under Section 10.01;
(e)to exercise any right of set-off against any Obligor; and/or
(f)to claim or prove as a creditor of any Obligor in competition with any Secured Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligor under or in connection with the Loan Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Administrative Agent or as the Administrative Agent may direct for application in accordance with the terms of this Agreement.
SECTION 1.10Additional Security. This guarantee and any other security or Lien given by each Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Loan Documents.
SECTION 1.11Independent Obligations. The obligations of each Guarantor under or in respect of this guarantee are independent of any other obligations of any other Obligor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this guarantee irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions.
SECTION 1.12Limitation of Liability. Each of the Guarantors and each of the Secured Parties hereby confirms that it is its intention that the obligations under this guarantee not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law. To effectuate the foregoing intention, each of the Guarantors and each of the Secured Parties hereby irrevocably agrees that the obligations guaranteed by each Guarantor under this guarantee shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
SECTION 1.13Applicability of Provisions of Guarantee to Other Security. Sections 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11 and 10.12 shall apply, with any necessary modifications, to any security or Lien which a Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the obligations under the Loan Documents or any part of them.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
SEAJACKS INTERNATIONAL LIMITED,
as the Borrower

By_________________________
Name:
Title:

ENETI INC.,
as the Parent Guarantor

By_________________________
Name:
Title:

SEAJACKS 1 LIMITED,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS 2 LIMITED,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS 3 LIMITED,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS 4 LIMITED,
    as Subsidiary Guarantor

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By_________________________
Name:
Title:

SEAJACKS 5 LIMITED,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS UK LIMITED,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS US INC.,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS MERMAN MARINE LTD,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS CREWING SERVICES LIMITED,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

SEAJACKS JAPAN LLC,
    as Subsidiary Guarantor

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By_________________________
Name:
Title:

SEAJACKS 3 JAPAN LLC,
    as Subsidiary Guarantor

By_________________________
Name:
Title:

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DNB BANK ASA, NEW YORK BRANCH,
as Administrative Agent and Security Trustee

By_________________________
Name:
Title:

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DNB BANK ASA, NEW YORK BRANCH,
as Issuing Bank

By_________________________
Name:
Title:

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DNB CAPITAL LLC,
as a Lender

By_________________________
Name:
Title:

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SOCIÉTÉ GÉNÉRALE,
as a Lender

By_________________________
Name:
Title:

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CITIBANK N.A.,
as a Lender

By_________________________
Name:
Title:

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CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By_________________________
Name:
Title:

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CRÉDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH
as a Lender

By_________________________
Name:
Title:

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Schedule 1.01

A. Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Incorporation
Seajacks 1 Limited	England and Wales
Seajacks 2 Limited	England and Wales
Seajacks 3 Limited	England and Wales
Seajacks 4 Limited	England and Wales
Seajacks 5 Limited	England and Wales
Seajacks UK Limited	England and Wales
Seajacks US Inc.	Virginia, United States
Seajacks Merman Marine Ltd	Bermuda
Seajacks Crewing Services Limited	England and Wales
Seajacks Japan LLC ( シージャックス・ジャパン合同会社)	Japan
Seajacks 3 Japan LLC ( シージャックス3ジャパン合同会社)	Japan

B. Vessels

Vessel (if any)	Flag	Vessel Owner	IMO Number
Collateral Vessels
SEAJACKS SCYLLA	Panama	Seajacks 5 Limited	9698939
SEAJACKS ZARATAN	Japan	Seajacks 3 Japan LLC	9596571
Non-Collateral Vessels
SEAJACKS HYDRA	Panama	Seajacks 4 Limited	9669093
SEAJACKS KRAKEN	Panama	Seajacks 1 Limited	9522207
SEAJACKS LEVIATHAN	Panama	Seajacks 2 Limited	9522219

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Schedule 2.01
Commitments and Lenders

Name of Lender	Term Loan Commitment	Revolving Commitment	L/C Commitment
DNB Capital LLC 30 Hudson Yards, 81st Floor 500 West 33rd Street New York, NY Attn: Jessika Larsson Email: jessika.larsson@dnb.no	$22,440,000	$22,440,000	$10,120,000
Société Générale 29 Boulevard Haussmann 75009 Paris, France Attn: Lauriane Pina Email: lauriane.pina@sgcib.com	$19,500,000	$19,500,000	$0
Citibank N.A. 388 Greenwich Street New York, NY 10013 Attn: Jonathan Beasley Email: jonathan.beasley@citi.com	$13,470,000	$13,470,000	$6,060,000
Crédit Agricole Corporate and Investment Bank 12 place des Etats-Unis - CS 70052 92547 Montrouge Cedex Attn: Justin Lande Email: justin.lande@ca-cib.com	$13,470,000	$13,470,000	$6,060,000
Crédit Industriel et Commercial, New York Branch 520 Madison Avenue, 37th Floor New York, NY 10022 Attn: Andrew McKuin Email: andrew.mckuin@cicny.com	$6,120,000	$6,120,000	$2,760,000
TOTAL	$75,000,000	$75,000,000	$25,000,000

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Schedule 2.01-A
Existing Letters of Credit
None.

135
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Schedule 5.06B
Required Insurances

[Attached]

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EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    _________________________________________
        _________________________________________
2.    Assignee[s]:    _________________________________________
        _________________________________________
    [Assignee is an [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrower(s):    _________________________________________
4.    Administrative Agent:    ______________________, as the administrative agent under the Credit Agreement
5.    Credit Agreement: [The [amount] Credit Agreement dated as of _______ among [name of Borrower(s)], the Lenders parties thereto, the Issuing Banks parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]
1 For bracketed language here and elsewhere in this document relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this document relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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6.     Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]10
[Page break]

5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption.
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/ Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]11
[NAME OF ASSIGNOR]
By:_________________________________
Title:
[NAME OF ASSIGNOR]
By:_________________________________
Title:
ASSIGNEE[S]12
[NAME OF ASSIGNEE]
By:_________________________________
Title:
[NAME OF ASSIGNEE]
By:_________________________________
Title:
[Consented to and]13 Accepted:
[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent
By: _________________________________
Title:
[Consented to:]
[NAME OF RELEVANT PARTY]
By: ________________________________
11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

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Title:

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ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) is not a Defaulting Lender; and (b) it assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

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3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York [confirm that choice of law provision parallels the Credit Agreement].

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EXHIBIT B

FORM OF BORROWING REQUEST

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EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

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EXHIBIT D

FORM OF CONTRACTED CASH FLOWS CERTIFICATE

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EXHIBIT E

FORM OF JOINDER AGREEMENT

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EXHIBIT F-1

FORM OF TERM LOAN FACILITY NOTE

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EXHIBIT F-2

FORM OF REVOLVING FACILITY NOTE

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EXHIBIT F-3

FORM OF L/C FACILITY NOTE

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EXHIBIT G-1

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender and issuing bank from time to time party thereto.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT G-2

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender and issuing bank from time to time party thereto.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT G-3

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender and issuing bank from time to time party thereto.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT G-4

[FORM OF

U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [ ], and each lender and issuing bank from time to time party thereto.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

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